UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE FIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY)
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 12, 2023

Dear Shareholder:

We cordially invite you to attend the 2023 Annual Meeting of Shareholders of The First Bancshares, Inc., the holding company for The First Bank, which will be held on Thursday, May 25, 2023 at 4:00 p.m. Central Time. The Company will hold the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual-only meeting format, via the internet at www.meetnow.global/MHWMXQH. At the meeting, we will report on our performance in 2022. We are excited about our achievements in 2022 and our plans for the future and we look forward to discussing these with you. We hope that you can join the meeting.

The attached Notice of Annual Shareholders’ Meeting describes the formal business to be transacted at the Annual Meeting. Members of our Board of Directors and executive officer team will be present at the virtual meeting and available to answer questions regarding the Company.

It is important that your shares be represented at the Annual Meeting whether or not you are able to attend virtually. Even if you plan to attend the meeting virtually, after reading the accompanying proxy materials, the Company encourages you to promptly submit your proxy by Internet, telephone or mail as described in this proxy statement.

The Board of Directors and our employees thank you for your continued support.

Sincerely,

M. Ray (Hoppy) Cole, Jr.
President, CEO and Chairman of the Board

The First Bancshares, Inc.

Notice of Annual Meeting of Shareholders

to be held on May 25, 2023

This letter serves as your official notice that The First Bancshares, Inc. (the “Company”), the holding company for The First Bank (the “Bank”), will hold its annual meeting of shareholders on Thursday, May 25, 2023, at 4:00 p.m. Central Time in a virtual-only meeting format, via the internet, for the following purposes:

1.	To elect the four Class I director nominees and one Class III Director nominee named in the accompanying proxy statement.
2.	To approve, on an advisory basis, the compensation of the named executive officers of the Company as described in the proxy statement.
3.	To approve, on an advisory basis, the frequency of an advisory vote on the compensation of the named executive officers of the Company.
4.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock.
5.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors.
6.	To ratify the appointment of FORVIS, LLP (formerly BKD, LLP) as the Company’s independent registered public accounting firm for fiscal year 2023.
7.	To vote on or transact any other business that may properly come before the meeting or any adjournment of the meeting.

Management currently knows of no other business to be presented at the meeting.

We are very pleased that this year’s Annual Meeting will be held as a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetnow.global/MHWMXQH at the meeting date and time described in the accompanying proxy statement. There is no physical location for the Annual Meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

The Board of Directors of the Company unanimously recommends that shareholders vote “FOR” the election of the four Class I director nominees and one Class III director nominee recommended by the Board of Directors in this proxy statement, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as described in the proxy statement, in favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR, “FOR” the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, “FOR” the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, and “FOR” the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.

The Securities and Exchange Commission (the “SEC”) allows issuers to furnish proxy materials to their shareholders over the Internet. You will not receive a printed copy of the proxy materials, unless specifically requested. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. You are cordially invited to attend the annual meeting virtually. However, to ensure that your vote is counted at the annual meeting, please vote your proxy as promptly as possible.

By Order of the Board of Directors,

M. Ray (Hoppy) Cole, Jr.
President and Chief Executive Officer and Chairman of the Board

April 12, 2023

Hattiesburg, Mississippi

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 25, 2023

Proxy materials for the Annual Meeting of Shareholders of The First Bancshares, Inc., which include this Notice, the proxy statement, the proxy card and the Annual Report to Shareholders for the year ended December 31, 2022, are available at www.edocumentview.com/FBMS. If you would like to receive a printed or emailed copy of the proxy materials, please follow the instructions set forth in the notice that was mailed to you.

The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 25, 2023

INTRODUCTION

Date, Time, and Place of Meeting

The Annual Meeting of Shareholders (the “Annual Meeting”) of The First Bancshares, Inc. (the “Company”), the holding company for The First Bank (the “Bank”) will be held in a virtual-only meeting format, via the internet, on Thursday, May 25, 2023 at 4:00 p.m. Central Time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Meeting of Shareholders. The meeting will be held in an online-only virtual format. This proxy statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. This proxy statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. You do not need to attend the virtual Annual Meeting to vote your shares of our common stock.

Attending the Virtual Meeting as a Shareholder of Record or as a Beneficial Owner

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting?
A:	The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MHWMXQH. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 4:00 p.m. Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Q:	How do I register to attend the Annual Meeting virtually on the Internet?
A:	If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in The First Bancshares, Inc. along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on Friday, May 19, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare
The First Bancshares, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Q:	Why are you holding a virtual meeting instead of a physical meeting?
A:	We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access.

Q:	What if I have trouble accessing the Annual Meeting virtually?
A:	The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Asking Questions

Shareholders may submit questions for consideration for the Annual Meeting by members of the Board of Directors and management. To facilitate the process, the Company asks shareholders to submit their questions on or before 4:00 p.m. Central Daylight Time on May 23, 2023 by accessing the virtual meeting website available at www.meetnow.global/MHWMXQH. Shareholders who participate in the meeting (by entering a control number as detailed above) may also submit questions regarding proposals during the meeting up until the time the relevant proposal is presented. Questions should relate to the official business of the meeting, and management and shareholders in particular.

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2022 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review our proxy materials online. If you would like to receive a printed or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice that was mailed to you to request the materials. This proxy statement is available to you online at www.edocumentview.com/FBMS. If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this proxy statement and form of proxy are first being mailed or made available to shareholders is April 12, 2023.

Record Date; Voting Rights; Quorum; Matters to Be Considered at the Meeting; Vote Required

The record date for determining holders of outstanding stock of the Company entitled to notice of and to attend and vote at the Annual Meeting is March 31, 2023 (the “Record Date”). Only holders of our common stock at the close of business on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 31,054,546 shares of our common stock issued and outstanding, each of which is entitled to one vote on each matter presented. Shareholders do not have cumulative voting rights.

Under Mississippi law and our Amended and Restated Bylaws, as amended (the “Bylaws”), the holders of a majority of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies. The inspector of election will determine whether a quorum is present at the Annual Meeting. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. In addition, shareholders of record who are present at the Annual Meeting virtually or by proxy will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals. Also, a “withhold” vote with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee.

At the Annual Meeting, you will be asked to: (1) elect four Class I director nominees and one Class III director nominee; (2) approve, on an advisory basis, the compensation of our named executive officers; (3) approve, on an advisory basis, the frequency of an advisory vote on the compensation of the named executive officers of the Company; (4) approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, (5) approve an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, (6) ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and (7) consider any other matter that properly comes before the Annual Meeting. As of the date of this proxy statement, management currently knows of no other business to be presented at the meeting.

The Board of Directors recommends that you vote:

●	FOR the election of four Class I director nominees and one Class III director nominee recommended by the Board of Directors in this proxy statement;
●	FOR the approval, on an advisory basis, of the compensation of our named executive officers as described in the proxy statement;
●	In favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR;
●	FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock;
●	FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors;
●	FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.

By signing, dating and returning a proxy card or submitting your proxy and voting instructions via the Internet or telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment. We do not expect any matters to be presented for action at the Annual Meeting other than the matters described in this proxy statement. However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote any shares of our common stock, for which they hold a proxy to vote at the Annual Meeting, in their discretion.

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1: Election of four Class I director nominees and one Class III director nominee	For or withhold on each director nominee	Plurality of votes cast	N/A	No effect

No. 2: Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	No effect

No. 3: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers	Shareholders may select whether such votes should occur every year, every two years, or every three years, or shareholders should abstain from voting	Plurality of votes cast	No effect	No effect

No. 4: Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	N/A

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 5: Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	N/A

No. 6: Ratification of the appointment of FORVIS, LLP as the independent registered public accounting firm of the Company for the fiscal year 2023	For, against or abstain	Votes cast in favor exceed votes cast against	No effect	N/A

Our directors are elected by a plurality of the votes cast. This means that the candidates receiving the highest number of “FOR” votes will be elected. Under our Bylaws, to decide any other matters that come before the Annual Meeting, the votes cast in favor of the matter must exceed the votes cast against the matter, unless a different vote is required by law, our Amended and Restated Articles of Incorporation, as amended, or our Bylaws.

Submitting Proxies and Voting Instructions

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are the shareholder of record of those shares and you will receive proxy materials from the transfer agent. You may submit your proxy and voting instructions via the Internet, telephone or by mail as further described below. Your proxy, whether submitted via the Internet, telephone or by mail, is the person designated on the proxy card to act as your proxy at the Annual Meeting to represent and vote your shares of our common stock as you directed, if applicable.

Holders of record may vote their shares as follows:

●	Submit Your Proxy and Voting Instructions via the Internet or over the telephone

◾	You may submit your proxy and voting instructions via the Internet or telephone until 10:59 p.m. Central Time on May 24, 2023
◾	Please have your proxy card available and follow the instructions on the proxy card.

●	Submit Your Proxy and Voting Instructions by Mail

◾	Complete, date and sign your proxy card and return it in the postage-paid envelope provided.
◾	If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and your title or capacity.
◾	Your proxy card must be received prior to May 25, 2023in order for your shares to be voted.

If you submit your proxy and voting instructions via the Internet or telephone, you do not need to mail your proxy card. The proxies will vote your shares of our common stock at the Annual Meeting as instructed by the latest dated proxy received from you, whether submitted via the Internet, telephone or by mail. You may also vote in person virtually at the Annual Meeting.

If your shares of our common stock are held by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock.

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting in accordance with the directions therein. If a properly executed proxy is submitted but no voting instructions are specified, such shares will be voted as the Board of Directors recommends, namely FOR each director nominee listed in this proxy statement, FOR the approval, on an advisory basis, of the compensation of our named executive officers, in favor of holding an advisory vote on the compensation of our named executive officers EVERY YEAR, FOR the approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock , FOR an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors, and FOR the ratification of the appointment of the independent registered public accounting firm, and in the discretion of the person named in the proxy with respect to any other business that may come before the Annual Meeting.

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned Annual Meeting.

A proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date at Post Office Box 15549, Hattiesburg, Mississippi, 39404 Attn: Corporate Secretary. A proxy may also be revoked if the shareholder attends the virtual Annual Meeting and elects to vote in person virtually. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

Broker-Non-Votes

Rules of the New York Stock Exchange (“NYSE”) generally govern voting of shares by banks, brokers, trustees and other nominees who hold shares for beneficial owners. In making those determinations, the NYSE rules provide that the broker must first determine whether proposals presented at shareholder meetings are “discretionary” or “non-discretionary.” If you are a beneficial owner and a proposal is determined to be discretionary, then your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If you are a beneficial owner and a proposal is determined to be non-discretionary, then your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares.

Under the NYSE rules, the proposal relating to the ratification of the appointment of the independent registered public accounting firm of the Company is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your bank, broker, trustee or other nominee may vote your shares with respect to the ratification of the appointment of the independent registered public accounting firm.

Under the rules of the NYSE, the proposals relating to the election of directors and the compensation of our named executive officers are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares for you, your shares will not be voted with respect to these proposals. Without your voting instructions, a broker non-vote will occur with respect to your shares on each non-discretionary proposal for which you have not provided voting instructions.

Householding

We are permitted to send a single Notice of Annual Shareholders’ Meeting (“Notice”) and any other proxy materials we choose to mail to shareholders who share the same last name and address.  This procedure is called “householding” and is intended to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, or if you would like to request householding and are currently receiving multiple copies, please contact us in writing at the following address: Post Office Box 15549, Hattiesburg, Mississippi, 39404 Attn: Corporate Secretary. In addition, if you would like to receive a separate copy of a proxy statement in the future, you may also contact us at 601-268-8998. If you hold your shares through a bank, broker or trustee or other nominee and would like to receive additional copies of the Notice and any other proxy materials, or if multiple copies of the Notice or other proxy materials are being delivered to your address and you would like to request householding, please contact your nominee.

Voting Results

The Company will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.

Other Matters

Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy should contact Chandra B. Kidd, Secretary, The First Bancshares, Inc., P.O. Box 15549, Hattiesburg, Mississippi, 39404 or by phone at (601) 268-8998 or by e-mail at ckidd@thefirstbank.com.

PROPOSAL 1 – Election of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the Annual Meeting. The term of each of the Class II directors will expire at the 2024 annual meeting of shareholders and the term of the Class III directors will expire at the 2025 annual meeting of shareholders. Our current directors and their classes as of March 31, 2023 are as follows:

Class I	Class II	Class III	Not Yet Assigned to a Class

Rodney D. Bennett, Ed.D (I)	Charles R. Lightsey (I)	David W. Bomboy, M.D. (I)	Jonathan A. Levy (I)
Renee Moore (I)	Fred A. McMurry (I)	M. Ray (Hoppy) Cole, Jr.
Ted E. Parker (I)	Thomas E. Mitchell (I)	E. Ricky Gibson
J. Douglas Seidenburg (I)	Andrew D. Stetelman (I)

(I)	Indicates independent director under NASDAQ director independence standards.

The table below sets forth certain diversity information self-reported by our directors as of December 31, 2022. Additional information on board diversity consideration is set forth under the heading “Additional Information Concerning Officers and Directors - Diversity Policy" on page 53 of this proxy statement.

There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers. During the previous 10 years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.

Class I Director Nominees and Class III Director Nominee

At the Annual Meeting, shareholders are being asked to elect Ted E. Parker, J. Douglas Seidenburg, Renee Moore and Valencia M. Williamson as Class I director nominees each to serve a three-year term, expiring at the 2026 annual meeting of shareholders, or until their successors are duly elected and qualified and to elect Jonathan A. Levy as a Class III director nominee to serve a two-year term, expiring at the 2025 annual meeting of shareholders, or until his successor is duly elected and qualified. Ted E. Parker, J. Douglas Seidenburg and Renee Moore currently serve as Class I Directors. Valencia M. Williamson has been recommended by the Corporate Governance Committee after being identified as a potential candidate for director by Mr. Cole and does not currently serve on the Board of Directors, but she currently serves on the Board of Directors of the Bank. Jonathan A. Levy currently serves on the Board of Directors of The First Bancshares, Inc. and on the Board of Directors of the Bank. Information regarding the director nominees is provided below under “Information About Director Nominees.” Dr. Rodney D. Bennett was not nominated for re-election to the Board of Directors.

The person named as proxy on the proxy card intends to vote your shares of our common stock for the election of the four Class I director nominees, unless otherwise directed. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. If, contrary to our present expectations, any director nominee is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by the Board of Directors, unless otherwise directed.

Vote Required to Elect Director Nominees

Under our Bylaws, our directors are elected by a plurality of votes cast by the shares entitled to vote and present at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE four class i director nomineeS and the one Class III Director Nominee as outlined above.

Information about Director Nominees and Continuing Directors

Class I Director Nominees

Renee Moore, 61, Hattiesburg, MS, has been a director of the Company since 2020 and is also a director of the Bank.

Background: Ms. Moore, CPA and partner in charge of tax services at Topp McWhorter Harvey, PLLC since 2009, is a resident of Hattiesburg, MS and has more than 30 years of public and private accounting experience. She is active in the community, serving on the Forrest General Foundation Planned Giving Committee, the 2019 Heart Walk Executive Leadership Team, and as an Ambassador for the Area Development Partnership of Greater Hattiesburg. She also served as team captain for the Leadership Division of the Area Development Partnership Forward Together Capital Campaign. Ms. Moore earned her Bachelor of Science degree in Accounting from the University of Arkansas at Little Rock.

Experience/Qualifications/Skills: Throughout Ms. Moore’s career, she has held numerous leadership positions. From CFO of a privately-held company to partner in charge of a major service division in the sixth largest firm in the state, her experience in both public accounting and industry, as well as experience gained when she and her husband owned and operated their own business, have given her a unique understanding and perspective. She also has experience as Audit Manager for a national bank. Her experience and skills are a valuable resource to the Board.

Ted E. Parker, 63, has been a director of the Company since 1995 and is also a director of the Bank.

Background: Mr. Parker has been in the stocker-grazer cattle business for more than 30 years as the owner and operator of Ted Parker Farms LLC. He attended the University of Southern Mississippi and served as a licensed commodity floor broker at the Chicago Mercantile Exchange from 1982 to 1983. He served on Bayer Animal Health Advisory Board from 2010 to 2016 and on the Marketing and International Trade Committee of the National Cattleman’s Beef Association from 2015 to 2017 and currently serves on the Cattle Fax board of directors. He served as a board member of Farm Bureau Insurance from 1992 to 1994. He is a member of the National Cattlemen's Association, the Texas Cattle Feeders Association, Covington County Cattlemen’s Association, and Seminary Baptist Church.

Experience/Qualifications/Skills: Mr. Parker has served on the board of the Company since its inception in 1995. His experience in the cattle business provides the Board with insight into the needs of the agricultural community in the Company’s markets. His insight into the market in which he lives through his community involvement are important assets to the Board.

J. Douglas Seidenburg, 63, has been a director of the Company since 1998 and is also a director of the Bank.

Background: Mr. Seidenburg has served as the owner and President of Molloy-Seidenburg & Co., P.A., an accounting firm, since 1989. He has been a CPA since 1983. Mr. Seidenburg is involved in many civic, educational, and religious activities in the Jones County area. Past activities include serving as president of the Laurel Sertoma Club, president of the University of Southern Mississippi Alumni Association of Jones County, treasurer of St. John's Day School, director of Leadership Jones County and a member of Future Leaders of Jones County. He was also one of the founders of First Call for Help, a local United Way Agency started in 1990. Mr. Seidenburg is a 1981 graduate of the University of Southern Mississippi, where he earned a B.S. degree in Accounting. Mr. Seidenburg also served as director of The First National Bank of the Pine Belt in Laurel, Mississippi prior to its consolidation with The First.

Experience/Qualifications/Skills: Mr. Seidenburg has served on the Board of the Company since 1998. He is Chairman of the Audit Committee and has been designated as a financial expert. His experience as a CPA and his knowledge of corporate governance provide the Board with an understanding of the financial and accounting issues that are faced by companies in today’s business environment.

Valencia M. Williamson, 42, was named to the Board of Directors of the Bank in February, 2023 and is a nominee for director of The First Bancshares, Inc.

Background: Ms. Williamson is the President and CEO of the Clayton County Chamber of Commerce, Jonesboro, George which serves the fifth largest county in the state of Georgia with seven municipalities and a population of 300,000. The key areas of focus for the Chamber include small business development, education and workforce initiatives, transportation expansion, and increasing organization capacity through regional partnerships, and collaborations. Ms. Williamson served as Executive Vice President for the Area Department Partnership from 2014 to 2020 and served as Vice President from 2010 to 2014. Ms. Williamson is a graduate of the University of Southern Mississippi where she received her Masters in Business Administration and Florida A & M University where she received a Bachelor of Science Degree in Agricultural Business.

Experience/Qualifications/Skills: Ms. Williamson has been successful in effectively implementing innovative and strategic engagement strategies and has experience in nonprofit organization management including fundraising, budgeting, staffing, membership recruitment, engagement and retention program development and implementation, community and government relations. Ms. William’s experience in business development, government relations, and community engagement make her an asset to the Board.

Class III Director Nominee

Jonathan A. Levy, 62, has been a director of the Company since August 1, 2022 and is also a director of the Bank.

Background: Mr. Levy is the Co-Founder and Managing Partner of Redstone Investments, which is a development, management, and acquisitions company with a focus on shopping center development and also includes commercial real estate brokerage which provides asset management services for financial institutions and other third parties. He has been involved in the real estate and construction industry for more than 30 years. Mr. Levy is involved in many civic and educational activities in the Tampa, Florida area and has served as a director of Huntington Bancshares, Inc., Columbus, OH, and GulfShore Bancshares, Inc., Tampa, FL. Mr. Levy is a graduate of Syracuse University where he earned a B.S. degree in finance.

Experience/Qualifications/Skills: Mr. Levy has served on the Board of the Company August, 2022. His experience in commercial real estate development provides the Board with insight into the trends and risks associated with residential, rental and commercial real estate within the Company’s Florida market. Mr. Levy’s experience as a director for a large financial institution is beneficial to the Company as it continues to grow.

Information about Continuing Directors

David W. Bomboy, M.D., 77, has been a director of the Company since 1995 and is also a director of the Bank.

Background: Dr. Bomboy is a lifelong resident of Hattiesburg, Mississippi. He received a B.S. with honors in Pre-Medicine from the University of Mississippi in 1968 and earned an M.D. degree from the University of Mississippi Medical Center in 1971. Dr. Bomboy completed his orthopedic surgical training at the University of Mississippi in 1976. He is a board-certified orthopedic surgeon and practiced orthopedics in southern Mississippi for 41 years before his retirement in January of 2019. Dr. Bomboy is a member of the Mississippi State Medical Association, the American Medical Association, and the Mississippi Orthopedic Society. He also served as president of the Methodist Hospital Medical Staff and has served on the Board of Directors of Tatum Development and Merchants Food Service.

Experience/Qualifications/Skills: Dr. Bomboy is the sole physician on the Company’s board which enables him to bring a different perspective to the challenges the board faces. His background, experience, and knowledge of the medical and business communities are important in the board’s oversight of management. His past involvement in real estate development adds additional insight to board oversight and review of the Bank’s loan portfolio.

M. Ray (Hoppy) Cole, Jr., 61, has served as director of the Company from 1998 to 1999 and from 2001 through the present and is also a director of the Bank.

Background: Mr. Cole has served as President and CEO of the Company and the Bank since 2009 and has serves as the Chairman of both the Company’s and Bank’s Board of Directors. Prior to joining the Bank in September 2002, Mr. Cole was Secretary/Treasurer and Chief Financial Officer of the Headrick Companies, Inc. for eleven years. Mr. Cole began his career with The First National Bank of Commerce in New Orleans, Louisiana and held the position of Corporate Banking Officer from 1985-1988. In December of 1988, Mr. Cole joined Sunburst Bank in Laurel, Mississippi serving as Senior Lender and later as President of the Laurel office. Mr. Cole graduated from the University of Mississippi where he earned a Bachelor's and Master's Degree in Business Administration. Mr. Cole attended the Stonier Graduate School of Banking at the University of Delaware. He currently serves as the chairman of the Mississippi Bankers Association. Mr. Cole also served as director of the First National Bank of the Pine Belt in Laurel, Mississippi prior to its consolidation with The First.

Experience/Qualifications/Skills: Mr. Cole has served on the board of the Company for more than twenty years and has extensive knowledge of all aspects of the Company’s business. His many years of experience in banking and his leadership in building our Company make him well qualified to serve as a director. His insight is an essential part of formulating the Company’s policies, plans and strategies.

E. Ricky Gibson, 66, served as Chairman of the Board from 2010 to 2022. He has been a director of the Company since 1995 and is also a director of the Bank.

Background: Mr. Gibson has been president and owner of N&H Electronics, Inc., a wholesale electronics distributor, since 1988 and of Mid South Electronics, a wholesale consumer electronics distributor, since 1993. He attended the University of Southern Mississippi. He is a member of Parkway Heights United Methodist Church.

Experience/Qualifications/Skills: Mr. Gibson has served on the board of the Company since its inception in 1995. As a business owner and distributor, Mr. Gibson is knowledgeable about all aspects of running a successful business and he understands the challenges business owners face. Also, he has developed an understanding of the Company’s bank and the banking industry in general, particularly in the area of audit and executive compensation. He served as Chairman of the Board of both the Company and the Bank and has served as chairman of the Audit Committee of the Bank’s Board of Directors and served as chairman of the Compensation Committee of the Company’s Board of Directors.

Charles R. Lightsey, 83, has been a director of the Company since 2003 and is also a director of the Bank.

Background: Mr. Lightsey has owned his own business, Charles R. Lightsey, Social Security Disability Representative, since January 2000. Mr. Lightsey worked with the Social Security Administration from 1961 to 2000, serving as District Manager of the Laurel Office from 1968 to 2000. He is a recipient of The Commissioner's Citation, the highest accolade accorded by the Social Security Administration. His community involvement includes serving as a former deacon of the First Baptist Church of Laurel, member and Board of Directors of the Laurel Kiwanis Club, president of the Laurel-Jones County Council on Aging, member of the Pine Belt Mental Health Association Council and Chairman of the Federal, State and Local Government United Way. He received his degree in Management and Real Estate from the University of Southern Mississippi in 1961. Mr. Lightsey served as director of the First National Bank of the Pine Belt in Laurel, Mississippi prior to its consolidation with The First.

Experience/Qualifications/Skills: Mr. Lightsey has served on the Company’s board since 2003. His background as a manager with the Social Security Administration and his business ownership experience provide the Board with a broad range of knowledge and business acumen. His business experience has equipped him with the skills necessary to be a leader on the Board and to serve as chairman of the corporate governance committee.

Fred A. McMurry, 58, has been a director of the Company since 1995 and is also a director of the Bank.

Background: Mr. McMurry is currently President and General Manager of Havard Pest Control, Inc. a family-owned business where he has served for over 33 years. He also serves on the board of the Bureau of Plant Industry of the Mississippi Department of Agriculture and Commerce and the Dixie National Junior Livestock Sales Committee. In addition, he is President of West Oaks, LLC and Vice President of Oak Grove Land Company, Inc.

Experience/Qualifications/Skills: Mr. McMurry has been a director of the Company since its inception in 1995. He contributes his extensive knowledge of the Lamar County area of Mississippi, which is one of the Company’s primary markets. His many years of small business experience give him a broad understanding of the needs of the Company’s customers as well as insight into the economic trends in the area. He also has been involved in real estate development through his participation in West Oaks, LLC and Oak Grove Land Company, Inc., which adds value to loan discussions. West Oaks, LLC and Oak Grove Land Company, Inc. are real estate holding companies which own and lease several residential and commercial properties in Mississippi.

Thomas E. Mitchell, 75, has been a director of the Company since 2017 and is also a director of the Bank.

Background: Mr. Mitchell joined the Board of Directors of the Bank in July 2016. He serves as President of Stuart Contracting Co., Inc., a major area contractor known for large-scale school, government, industrial and commercial projects of all types located in Bay Minette, AL, a position he has held since 1975. Mr. Mitchell is involved in numerous other partnerships and companies and is a part owner in a number of shopping center projects and office parks and various other residential and commercial projects in Alabama. He is a member of First Baptist Church of Bay Minette, where he serves as a deacon.

Experience/Qualifications/Skills: Mr. Mitchell served on the Board of Directors of SouthTrust Corporation from 1996 until 2004 and has served as director for American Fidelity Insurance Company since 2014. Mr. Mitchell’s vast business experience as well as his knowledge of the Alabama and Florida markets is an asset to the Board. Mr. Mitchell’s experience provides the Board with valuable insight into the trends and risks of the market in which he lives and works.

Andrew D. Stetelman, 62, has been a director of the Company since 1995 and is also a director of the Bank.

Background: Mr. Stetelman has served as a Realtor with London and Stetelman Commercial Realtors since 1981. He graduated from the University of Southern Mississippi in 1983. He has served in many capacities with the National, State, and Hattiesburg Board of Realtors, including serving as President in 1987. He was selected as Realtor of the Year in 1992 of the Hattiesburg Board of Realtors and in 2001 he became the first Mississippi Commercial Realtor of the Year. He has served as the chairman of the Hattiesburg Convention Center from 1994 to 2019, and as a board member of the Area Development Partnership from 1997 to 2019. He currently serves on the board of the 3D School and also served as chairman until 2021. Mr. Stetelman is also a member of the Kiwanis International.

Experience/Qualifications/Skills: Mr. Stetelman has been a director of the Company since its inception in 1995. His experience in commercial real estate and real estate investments provides the Board with insight into the trends and risks associated with residential, rental, and commercial real estate within all of the Company’s markets. His broad insight and knowledge related to real estate is very valuable to the Board and its oversight of the Company’s loan portfolio.

PROPOSAL 2 – Advisory Vote on the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the rules of the SEC (the “say-on-pay proposal”). This vote does not address any specific item of compensation but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed in the section titled “Executive Officer Compensation.” This disclosure includes the “Compensation Discussion and Analysis” and the “Executive Compensation Tables” set forth below, including the accompanying narrative disclosures. At the 2022 annual meeting of shareholders, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2022 annual meeting of shareholders. Our say-on-pay proposal was approved by approximately 96% of our shareholders whose shares were present in person or by proxy at the 2022 annual meeting and who voted or affirmatively abstained from voting (excluding broker non-votes). We are again asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders of The First Bancshares Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative executive compensation disclosures to the compensation tables included in this proxy statement.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and objectives continue to be designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement, including the “Compensation Discussion and Analysis”, the “Executive Compensation Tables,” and the rest of the narrative disclosures regarding our executive compensation program in the section titled “Executive Officer Compensation”.

While this advisory vote is not binding, the Board of Directors and the Compensation Committee value the opinion of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required to Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers:

Proposal No. 2 will be approved if votes cast in favor of the proposal exceed votes cast against it.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICER COMPENSATION

Our named executive officers (“NEOs”) for 2022 and the positions held by them on December 31, 2022 are:

M. Ray (Hoppy) Cole, Jr., 61, CEO and President of the Company and the Bank, and Chairman of the Company’s and Bank’s Board of Directors. Mr. Cole’s biography is provided above under “Information about Continuing Directors.”

Donna T. (Dee Dee) Lowery, CPA, 56, Executive Vice President and Chief Financial Officer of the Company and the Bank. Ms. Lowery has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since she joined the Company in February 2005. Prior to joining the Company, Ms. Lowery was Vice President and Investment Portfolio Manager of Hancock Holding Company from 2001 to 2005. Ms. Lowery began her career in 1988 with McArthur, Thames, Slay and Dews, PLLC as a staff accountant. In June 1993, she joined Lamar Capital Corporation, and held several positions beginning with Internal Auditor from 1993 to 1995, Comptroller from 1995 to 1998 and then Chief Financial Officer and Treasurer from 1998 to 2001, until the merger in 2001 with Hancock Holding Company. Ms. Lowery graduated from the University of Southern Mississippi where she earned a Bachelor’s Degree in Business Administration with an emphasis in Accounting. Ms. Lowery serves on the Advisory Board for the Business School at the University of Southern Mississippi, and serves on the Board of the Petal Education Foundation, and the Board of the Petal Children’s Task Force.

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers in publicly traded financial institutions.

2022 Financial Highlights

●	Effective January 1, 2023, the Company closed its acquisition of Heritage Southeast Bancorporation, Inc., parent company of Heritage Bank based in Jonesboro, Georgia. Heritage Bank will increase the Company's presence in Southern Georgia as well as provide entry into the fast growing markets of Atlanta and Savannah, Georgia and Jacksonville, Florida. Heritage Bank will add approximately $1.6 billion of assets and twenty four locations. Systems conversion is scheduled for the end of the first quarter of 2023.

●	During the fourth quarter, the Company completed the systems conversion related to the acquisition of Beach Bancorp, Inc., parent company of Beach Bank.

●	In year-over-year comparison, net income available to common shareholders decreased $1.2 million, or 1.9%, from $64.2 million for the year ended December 31, 2021 to $62.9 million for the year ended December 31, 2022. Over the same period, Paycheck Protection Program ("PPP") loan fees decreased $9.8 million.

●	Net interest income after provision for credit losses was $172.2 million for the year ended December 31, 2022, an increase of $14.0 million as compared to the same period ended December 31, 2021, primarily due to interest income earned on a higher volume of loans and securities and increased interest rates.

●	Non-interest income was $37.0 million for the year ended December 31, 2022, a decrease of $512 thousand as compared to the same period ended December 31, 2021. Increased service charges on deposit accounts and interchange fee income of $2.5 million was offset by a decrease in mortgage income of $4.5 million.

●	Non-interest expense was $130.5 million for the year ended December 31, 2022, an increase of $15.9 million as compared to the same period ended December 31, 2021. An increase of $4.8 million in acquisition and charter conversion charges and $3.3 million related to the ongoing operation of the acquired Cadence Bank, N.A. branches and $5.1 million related to the Beach Bank branch operations accounted for the increase in non-interest expense.

●	On January 15, 2022, the Bank converted from a national banking association to a Mississippi state-chartered bank and became a member bank of the Federal Reserve System.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific short-term, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. The Company’s compensation policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

The Company has also adopted a Compensation Philosophy that provides guidance to the Committee when making decisions surrounding the compensation of the NEOs. Incentive compensation (cash and/or equity) is intended to target cash and direct compensation at the 50th percentile when target performance is achieved and between the 60th and 75th percentiles when annual/long-term goals are exceeded. The philosophy has a strong emphasis on incentive compensation programs that provide an alignment between pay and performance.

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies.

Our executive compensation programs are designed to align the interests of our NEOs with those of our shareholders.  Based on our performance, findings from the 2019 executive compensation review, as adjusted, prepared by Blanchard Consulting Group (“Blanchard”), an independent third party compensation consultant (as discussed in greater detail later in the CD&A), and our commitment to linking pay and performance, the Committee made the following executive compensation decisions for fiscal year 2022.  For more detail, please refer to the “2022 Executive Compensation Components” later in the CD&A:

●	Base Salaries: Based on performance during 2022, our named executive officers’ base salaries for 2022 were increased approximately 10% for each NEO, effective fourth quarter 2022.
●	2022 Short-Term Incentives/Cash Bonuses: Based on our 2022 financial performance and the NEOs’ individual performance, the NEOs earned approximately 83% of the maximum short-term incentives. The maximum opportunity was set at 60% (for the CEO) and 30% (for the CFO) of base salary.
●	2022 Long-Term Incentives: The NEOs were eligible to receive shares equal to a maximum of 80% of salary (CEO) and 70% of salary (CFO) based on performance. The NEOs earned approximately 65% of the maximum number of shares.

Summary of Executive Compensation Practices

Our executive compensation program includes the following practices and policies, which we believe promote sound compensation governance and are in the best interests of our shareholders:

What We Do
●	Periodically, compare our NEO compensation levels to the market and take these results into consideration when making compensation related decisions.
●	Provide our NEOs with a performance-based cash incentive plan on an annual basis.
●	Grant full-value equity to each of our NEOs with multi-year vesting provisions.
●	Provide each of our NEOs with supplemental executive retirement plans to encourage retention and promote stability in our executive group.
●	Utilize the assistance of an outside independent compensation consultant to assist our Compensation Committee with gathering market data and best practices information.

Role of Executive Officers in Compensation Decisions

The Committee annually reviews, determines and recommends to the Board for approval the annual compensation, including salary, incentives (cash and/or equity) and other compensation of the Chief Executive Officer, including corporate goals and objectives relevant to compensation of the Chief Executive Officer, and evaluates performance in light of these goals and objectives.

The Committee and the Chief Executive Officer annually review the performance of each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The CEO recommends salary adjustments and annual award amounts based on these reviews, other than for himself, to the Committee. The Committee can exercise discretion in modifying or adjusting recommended compensation or awards to executives. The Committee then submits its recommendations on executive compensation to the full Board for approval.

Setting Executive Compensation

Results of Say on Pay Vote in 2022

The Compensation Committee monitors the results of our annual advisory vote on executive compensation each year. Our advisory say-on-pay proposal at the 2022 annual meeting of shareholders received an affirmative vote of approximately 96% in favor of our 2021 executive compensation program. As a result, the Compensation Committee did not implement any specific changes to our executive compensation programs based on the 2022 shareholder advisory vote. The Compensation Committee monitors the results of each year’s say-on-pay proposal vote and considers such results as one of many factors in connection with the discharge of its responsibilities. The Company maintains active engagement with our shareholders, communicating directly with the holders of our outstanding common stock each year regarding the Company’s performance and responding to any questions or issues they may raise. We encourage shareholders to communicate with us regarding our corporate governance and executive compensation. Communications from shareholders on these subjects are reported to the Compensation Committee or the Corporate Governance Committee, as appropriate.

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Independent Compensation Consultant

The Committee has retained Blanchard , an independent third party compensation consultant, to provide research for benchmarking purposes related to executive compensation. Blanchard is a national consulting firm with an exclusive focus on the banking and financial services industry. Blanchard does not provide any services to the Company besides executive compensation consulting services, and reports directly to the Compensation Committee. The Compensation Committee has evaluated Blanchard’s independence, including the factors relating to independence specified in Nasdaq Stock Market Listing Rules, and determined that Blanchard is independent and that their work with the Committee has not raised any conflict of interest.

Additionally, the Company utilizes the Mississippi Bankers Association (“MBA”) survey, which provides the Committee with comparative salary data from the Company’s market areas. The Blanchard and MBA data is used by the Committee to ensure that it is providing competitive compensation comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall long-term success.

In 2019, Blanchard assessed executive officer base salary and total compensation as compared to a peer group of sixteen publicly traded banks. The peer companies included the following:

1	Seacoast Banking Corporation of Florida	SBCF
2	First Bancorp	FBNC
3	Republic Bancorp, Inc.	RBCA.A
4	FB Financial Corporation	FBK
5	Origin Bancorp, Inc.	OBNK
6	Franklin Financial Network, Inc.	FSB
7	Community Trust Bancorp, Inc.	CTBI
8	Carolina Financial Corporation	CARO
9	Live Oak Bancshares, Inc.	LOB
10	HomeTrust Bancshares, Inc.	HTBI
11	Stock Yards Bancorp, Inc.	SYBT
12	Capital City Bank Group, Inc.	CCBG
13	Atlantic Capital Bancshares, Inc.	ACBI
14	SmartFinancial, Inc.	SMBK
15	Home Bancorp, Inc.	HBCP
16	Business First Bancshares, Inc.	BFST

For the 2022 review of executive compensation against benchmarking data, the Committee reviewed the following summary provided by Blanchard:

●	Total Cash Compensation = Base Salary + Annual Cash Incentives / Bonus;
●	Direct Compensation = Total Cash Compensation + Three-Year Average Equity Awards; and
●	Total Compensation = Direct Compensation + Other Compensation + Retirement Benefits / Perquisites

Blanchard’s 2019 assessment of FBMS’ compensation practices and levels concluded that:

●	FBMS’ financial performance was comparable versus peers; comparisons to the peer group/market 50th percentile were appropriate;

●	“Total Cash Compensation” of the NEOs was relatively conservative when compared to peer at a level that was below the peer group 25th percentile in 2019;

●	For “Direct Compensation,” FBMS had provided competitive equity awards but the below market salaries and cash incentives positioned direct compensation at or below the peer group 25th percentile; and

●	“Total Compensation” showed that FBMS had conservative executive benefits as total compensation for the NEOs remained below the peer group 25th percentile (this was prior to the implementation of the Mr. Cole’s 2020 SERP and Ms. Lowery’s 2021 SERP).

Compensation Committee used Blanchard’s reports and analysis from 2019, as adjusted, to assist with decisions regarding NEO compensation during 2022 but did not solely rely on such reports and analysis. The ultimate decisions made by the Committee were a balance between the Committee’s compensation philosophy and strategy along with the outside perspective of its independent consultant.

Compensation Policies and Practices as They Relate to Risk Management

The Company’s compensation plans incorporate a balance of profitability and strategic goals, such as core deposit growth, asset quality, and audit/compliance ratings, to ensure the officers of the Company are focusing both on profits and strategic goals that are linked to the long-term viability of the organization.

The Compensation Committee has reviewed with the Bank’s Chief Risk Officer the employee incentive compensation arrangements and has determined that such arrangements do not encourage employees to take unnecessary and excessive risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee has adopted the following market practices and policies to reduce risk:

●	We align NEO compensation with shareholder interests;

●	We tie the majority of NEO pay to objective, challenging financial goals and Company performance;

●	We avoid excessive risk while designing incentive programs;

●	We maintain stock ownership guidelines for all NEOs;

●	We do NOT provide for excise tax gross-up for “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) in any new management agreements;

●	We maintain a clawback policy applicable to all NEOs;

●	We utilize an independent consultant to help the Committee understand compensation practices that impact NEO compensation; and

●	We provide for minimum required vesting periods for our equity awards.

2022 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2022, the principal components of compensation for named executive officers consisted of the following:

●	base salary;

●	performance-based cash incentive compensation;

●	equity incentive compensation based on achievement of performance targets;

●	retirement and other benefits; and

●	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year.

During its review of base salaries for executives, the Committee primarily considers: 1) performance of the Company; 2) market data as discussed previously; 3) the level of the executive’s compensation, both individually and relative to other officers; and 4) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. When reviewing whether to award salary increases, the Committee determines a base salary range and targets the median of the range (50th percentile) for executives that are meeting performance expectations and the upper quartile of the range (75th percentile) for executives that are high performers or exceeding performance expectations. Base salary ranges for named executive officers are determined for each executive based on the Company’s peer group and the competitive market for executives at similarly sized financial institutions performing similar job duties. Merit based-increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance. Salary reviews are typically performed in the fourth quarter of the year for which the executive’s performance is evaluated, and corresponding salary adjustments are made during the same quarter of the fiscal year. The chart below shows salary adjustments in connection with performance reviews completed in fiscal year 2022.

The base salaries for each of the named executive officers effective for the majority of fiscal year 2022 were approved in the fourth quarter of 2021 based on fiscal year 2021 performance. As previously disclosed, the Committee recommended to the Board and the Board approved the following base salaries for 2021:

	2020 Base Salary	2021 Base Salary	% Increase
M. Ray (Hoppy) Cole, Jr.	$520,078	$572,086	10%
Donna T. (Dee Dee) Lowery	$295,000	319,199	8.2%

In light of the performance of the Bank in fiscal year 2022, and the NEO’s contributions to the Bank’s strategy, including completion and negotiation of acquisitions during the fiscal year, the Committee recommended to the Board and the Board approved, the following base salary adjustments effective 4th quarter, 2022:

	2021 Base Salary	2022 Base Salary	% Increase
M. Ray (Hoppy) Cole, Jr.	$572,086	$629,295	10%
Donna T. (Dee Dee) Lowery	$319,199	$351,119	10%

Performance-Based Cash Incentive Compensation

The Company has established an incentive cash compensation plan that is based upon individual performance as well as Company performance. Cash incentives are awarded on an annual basis during the year following the year in which the services were performed and are contingent upon such executive officer's continued employment with the Company through the date of payment.

During the first quarter of 2022, independent directors of the Board, upon the recommendation of the Compensation Committee, established short-term cash incentive awards for NEOs as percentages of their 2022 base salary, as reflected in the table below. The short-term cash incentive award opportunities for 2022 were the same as those in place for 2021.

	Threshold	Target	Maximum
M. Ray (Hoppy) Cole, Jr.	30%	45%	60%
Donna T. (Dee Dee) Lowery	15%	22.5%	30%

Fiscal year 2022 performance goals for the NEOs for the cash-based incentive plan included Bank pre-tax net income, loan growth, and deposit growth, each described in greater detail below. The metrics chosen represent company growth in earnings, assets, and deposits.

In addition to financial performance measures described above, each named executive officer was evaluated based upon unique individual performance goals in up to seven categories. The incentive plan provides each eligible officer with a “balanced scorecard” that establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Company’s achievement of its corporate goals The particular individual performance measures were designed to reward the actions determined to be most important for that individual to achieve for the specified year. A rating of 1 through 4 was assigned for each NEO commensurate with performance. For fiscal year 2022, performance for each of the NEOs was measured in the following areas:

●	Leadership;
●	Strategic Planning;
●	Financial Results;
●	Succession Planning;
●	Human Resources;

●	Internal Communications;
●	External Relations; and
●	Board/CEO Communication.

The range of specific targets and relative weights for each performance metric were as follows:

	Threshold 25% of Incentive	Target 50% of Incentive (Budget)	Maximum 100% of Incentive	Actual	Payout % Earned
Bank Pre-Tax Income (1)	$83,880,801	$93,200,890	$97,860,935	$92,360,147	50%
Bank Total Loans(2)	3,068,159	3,080,226	3,110,394	3,774,157	100%
Bank Total Deposits(3)	5,260,921	5,260,975	5,261,110	5,510,883	100%
Individual Scorecard(4)	3	3	4	4	100%

(1) Pre-Tax Income of The First Bank on a non-consolidated basis.

(2) Total loans of The First Bank on a non-consolidated basis.

(3) Total deposits of The First Bank on a non-consolidated basis.

(4) Described above.

Based on the achievement of the performance metrics described above, the following cash incentives were awarded for the year ended December 31, 2022:

M. Ray (Hoppy) Cole, Jr.:

	Potential Payout as a % of Salary	Payout % Earned	Payout as a % of Salary	Actual Incentive Earned
Bank Pre-Tax Income	20%	50%	10%	$62,929
Bank Total Loans	10%	100%	10%	$62,929
Bank Total Deposits	10%	100%	10%	$62,929
Individual Scorecard	20%	100%	20%	$125,860
Total	60%		50%	$314,647

Donna T. (Dee Dee) Lowery:

	Potential Payout as a % of Salary	Payout % Earned	Payout as a % of Salary	Actual Incentive Earned
Bank Pre-Tax Income	10%	50%	5%	$17,556
Bank Total Loans	5%	100%	5%	$17,556
Bank Total Deposits	5%	100%	5%	$17,556
Individual Scorecard	10%	100%	10%	$35,112
Total	30%		25%	$87,780

Equity Incentive Compensation

The Company makes awards of restricted stock to the NEOs pursuant to the terms and conditions of The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”), generally based on the achievement of identified performance metrics. The Committee utilizes restricted stock as a long-term retention vehicle for key officers. In 2022, the Board, upon the recommendation of the Compensation Committee, established performance-based long-term equity incentive award opportunities for the NEOs. Each NEO was eligible to earn a grant of shares of restricted stock having a value of up to 80% of salary for Mr. Cole and up to 70% of salary for Ms. Lowery. Similar to the cash-based annual incentive plan, a pay-for-performance approach is used to determine the number of shares of restricted stock granted to each plan participant. In March of 2022, the Board established performance goals to be achieved over a one-year performance period ending December 31, 2022. The actual number of shares of restricted stock granted was determined based on the achievement of the performance goals. The performance goals utilized in the long-term plan design are linked to both corporate and shareholder performance criteria. For 2022, the performance goals included bank pre-tax net income, asset growth and credit quality as determined by a bank-wide credit administration score, as described in more detail below. The number of shares of restricted stock earned and issued pursuant to the award is determined based on the Bank’s achievement of the performance goals, and once granted the award is subject to cliff vesting on the fifth anniversary of the grant date. The metrics chosen represent company growth in both income and assets while maintaining asset quality. In 2021, the Board, upon the recommendation of the Compensation Committee, established target performance-based long-term equity incentive awards for executive officers using shares of restricted stock with maximum earning opportunities of up to 6,500 shares for Mr. Cole and up to 3,300 shares for Ms. Lowery, which were the same target opportunities that were in place for 2020.

The range of specific targets and relative weights for each performance metric were as follows:

	Target – (Budget)	Maximum – (105% of Budget)	Actual
Bank Pre-Tax Income(1) 33% of Award	$93,200,890	$97,860,935	$92,360,147
Bank Total Assets(2) 33% of Award	6,136,563	6,443,391	6,415,513
Bank-wide Credit Administration Score(3) 34% of Award	2	1	1

(1) Pre-Tax Income of The First Bank on a non-consolidated basis.

(2) Total assets of The First Bank on a non-consolidated basis.

(3) Calculation based on asset quality targets such as non-performing assets, charge offs, average past dues, criticized and classified loans and documentation, financial and loan policy exceptions.

Results falling between the specified values reflected above result in proportional adjustment of the payout amounts.

Achievement of the performance measures set forth above for the year ended December 31, 2022 resulted in the following number of shares granted as restricted stock awards on February 17, 2023.

	Total Number of Shares at Maximum	Bank Income Before Tax – 33% of Award	Total Assets – 33% of Award	Bank-wide Credit Administration Score – 34% of Award	Total Shares of Restricted Stock Awarded
M. Ray (Hoppy) Cole, Jr.	15,901	3,457	3,457	3,561	10,475
Donna T. (Dee Dee) Lowery	7,763	1,678	1,678	1,729	5,085

Vesting and Retention Provisions Applicable to Equity Awards

The Company has implemented a policy that all shares granted under the 2007 Plan will include at least a three-year vesting schedule, unless extraordinary circumstances are determined by the Board. The restricted stock awards earned based on the satisfaction of performance metrics discussed above cliff vest on the fifth anniversary of the grant date, subject to the continued service of the NEO through such vesting date. Vesting of such awards will be accelerated in the event of the NEO's death while in the service of the Company or upon such other event as determined by the Committee in its sole discretion. The 2007 Plan also contains a double trigger change-in-control provision pursuant to which unvested shares of stock granted through the plan will be accelerated upon a change in control if the executive is terminated without cause as a result of the transaction (as long as the shares granted remain part of the Company or are transferred into the shares of the new company). In October 2019, the Committee approved a modification to Mr. Cole’s and Ms. Lowery’s outstanding shares of restricted stock to provide that such shares will become fully-vested if (i) the Bank terminates his or her employment without cause; or (ii) he or she resigns for good reason within 24-months following a change in control, in the event that the outstanding restricted stock awards are not assumed by the acquiror in connection with such change in control. Unvested shares of restricted stock are subject to clawback and forfeiture provisions and may not be sold, pledged, or otherwise transferred or hedged during the vesting period.

Stock Ownership Guidelines

The Committee has established expectations for ownership of our common stock by our CEO and CFO. Under these guidelines, our CEO is expected to attain an investment position in our common shares equal to two times his or her base salary and our CFO is expected to attain an investment position in our common shares equal to one times his or her base salary. Exceptions to these ownership guidelines may be approved by Compensation Committee for good reason. At December 31, 2022, each of our NEOs was in compliance with the ownership guidelines.

Clawback, Repricing, Underwater Grant Buyback and Hedging Policies

As a matter of policy, the Committee believes that incentive compensation awards that are made on the basis of financial metrics should contain clawback provisions that would allow the Company to recoup awards under certain circumstances such as a material misstatement of financial results. The Committee implemented a clawback policy applicable to all short-term and long-term incentives beginning in 2018.

The Committee’s philosophy provides that the Company will not reprice options, stock appreciation rights, or other equity awards, or buy back “underwater” stock options from those who hold option grants for cash. The Company’s Board has approved an amendment to the 2007 Plan to prohibit repricing of equity awards granted under the plan and to prohibit the cash buyback or exchange for other stock awards of underwater options and stock appreciation rights.

Certain transactions in the Company’s equity securities, or which are linked to the value of the Company’s equity securities, may be considered short term or speculative in nature. The Board of Directors discourage directors and officers from engaging in derivative or speculative transactions involving unvested company stock, including hedging, holding unvested stock in a margin account, or pledging unvested stock as collateral for a loan. The Board of Directors has not yet implemented a policy that prohibits directors and officers from engaging in derivative or speculative transactions.

Retirement and Other Benefits

All employees of the Company, including named executive officers, are eligible to participate in The First Bancshares, Inc. 401(k) Plan and Trust (the “401(k) plan”). We adopted the 401(k) plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute up to 100% of their eligible compensation, up to the annual IRS dollar limit. Eligible compensation generally means all wages, salaries and fees for services paid by us. We contribute 50% of the employee’s deferral (up to a maximum of 6%) for each eligible employee per year to their 401(k) plan.  We may also elect to make a discretionary profit sharing contribution for each eligible employee. No discretionary contributions were made in 2022.

The Company sponsors an Employee Stock Ownership Plan (ESOP), which was established in 2006 for employees, including NEOs, who have completed one year of service for the Company and attained age 21. Employees become fully vested after five years of service. Contributions to the plan are made by the Company only and are at the discretion of the Board of Directors. At December 31, 2022, the ESOP held 5,728 shares of Company common stock and had no debt obligation. There were no Company contributions to the ESOP in 2022.

Supplemental Executive Retirement Plans

During 2022, the NEOs participated in supplemental executive retirement plans, the material terms of which are described below under “2022 Pension Benefits Table”.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs. Mr. Cole is provided a company automobile which is primarily used for business travel. Personal use is taxed through the Company’s payroll process. Mr. Cole and Ms. Lowery are entitled to receive a cash payment upon such executive’s death through the split dollar death benefit funded by bank owned life insurance.

We also permit non-business use of Company aircraft by the NEOs on a limited basis.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2022, are included in the “All Other Compensation” column of the “Summary Compensation Table”.

Analysis of Total Mix of Compensation

The Board of Directors feels that the combination of making annual cash incentive/bonus payments based upon specific goals for each NEO and separate cash incentive/bonus payments tied to earnings goals for the Company provides the necessary incentives to reach the Company’s objectives. The cash incentive payments and the base salary together can provide the NEOs with a compensation package that is competitive with peers.  Additionally, the 2007 Stock Incentive Plan provides the Company with the ability to better balance executive compensation between short-term components (base salary and annual cash incentives) and longer-term components (equity incentives) by providing the Committee with the ability to grant equity awards.  In recent years, equity grants in the form of restricted shares have provided additional variable compensation that promotes retention and ties the NEOs interests to the shareholders of the Company. Another longer-term compensation program that is available to NEOs is the non-qualified deferred compensation benefit plan.  We feel that our NEOs have valuable compensation components available at various levels that promote short-term, mid-term, and long-term achievement of goals and financially reward our NEOs for accomplishing the goals of the Company.

Employment Agreements with NEOs

We are party to an employment agreement with Mr. Cole since 2011. In 2019, we entered into an employment agreement with Ms. Lowery. The Committee believes that the employment agreements with our named executive officers provide a valuable retention tool, while also providing certain protections to the Bank (namely, restrictive covenants).

Employment Agreement with Mr. Cole

In connection with his election as President and CEO of the Bank, the Bank and Mr. Cole entered into an employment agreement, effective May 31, 2011. The agreement provides for Mr. Cole to serve as President and CEO of the Bank for terms of three years beginning January 1, 2011, with automatic rolling three-year extensions, unless either the Bank or Mr. Cole provides 90 days’ notice of non-extension, in which case the Agreement would expire at the end of the then-current term. No prior notice is required in the case of termination for Cause.

Mr. Cole is paid a base salary subject to annual review as the Board of Directors may determine and is eligible to earn an annual cash incentive/bonus. Mr. Cole is also eligible to receive equity compensation awards on such basis as the Board of Directors determines and is eligible to participate in any benefit plans or programs that are offered to senior executives generally.

On any cessation of employment, Mr. Cole will be entitled to his earned but unpaid base salary. If Mr. Cole’s employment is terminated by the Bank without Cause, or if he voluntarily terminates his employment for Good Reason, each, as defined in his agreement, he will be entitled to a pro rata portion of the annual incentive payment for the year in which the termination occurs, and a lump sum payment in an amount equal to the greater of (i) the remaining salary due had Mr. Cole been employed through the end of the current term or (ii) eighteen months of his current salary, in addition to continued benefits through the end of the current term.

In the event there is a “change in control” (as defined in his agreement), Mr. Cole will be entitled to (i) a lump sum payment equal to two times his base salary, (ii) all payments, benefits, bonuses or incentives, subject to their plan document, that would ordinarily be available to other employees, and (iii) accelerated vesting of any unvested deferred compensation. If Mr. Cole’s employment is terminated by the Bank without “cause” or he resigns for “good reason” (as such terms are defined in his agreement), he will be entitled to continuing medical, life and disability insurance coverage on the same basis as prior to termination for the remainder of the then current term. Mr. Cole’s employment agreement includes a “compare and take better” provision to address Internal Revenue Code Section 409A, which requires a comparison of the after-tax benefit to the executive of (A) the total parachute payments after he or she pays the excise tax and income taxes thereon, to (B) a cut back of parachute payments to the extent necessary to avoid the imposition of the excise tax (i.e. limited to 2.99 times the executive’s base amount); the executive would be paid whichever amount yields the more favorable result to the executive.

If Mr. Cole’s employment is terminated due to disability, his salary would continue for six months or, if earlier, until the date payment begins under his disability policy, in addition to the earned compensation and bonus. If Mr. Cole dies during the term, he or his designated beneficiary, spouse or estate will be entitled to a lump sum payment of his earned compensation and pro-rata share of his annual bonus target amount for that year.

Under the agreement, Mr. Cole is subject to standard confidentiality, non-solicitation and non-competition obligations during the term of the Agreement and for at least one year after his employment ends for any reason.

Employment Agreement with Ms. Lowery

On October 17, 2019, the Company entered into an Employment Agreement with Ms. Lowery. The agreement provides for Ms. Lowery to serve as the Executive Vice President and Chief Financial Officer of the Bank for terms of two years beginning October 17, 2019, with automatic rolling one year extensions, unless either the Bank or Ms. Lowery provides 60 days’ notice of non-extension, in which case the agreement would expire at the end of the then- current term.

Ms. Lowery is paid a base salary subject to annual review as the Board of Directors may determine and is eligible to receive an annual cash incentive. Ms. Lowery is also eligible to receive equity compensation awards on such basis as the Board of Directors determines and is eligible to participate in any benefit plans or programs that are offered to senior executives generally.

Ms. Lowery’s employment agreement provides for certain benefits upon a “change in control” (as defined in the agreement). If, following a change in control, Ms. Lowery’s employment is involuntarily terminated other than for “cause” or she resigns her position for “good reason” (as such terms are defined in her agreement), she would be entitled to (i) a lump sum payment equal to two times her then-current base salary, and (ii) monthly payments equal to employer’s portion of COBRA for 18 months, in each case subject to Ms. Lowery’s execution and non-revocation of a release of claims against the Company. Ms. Lowery’s employment agreement includes a “compare and take better” provision to address Internal Revenue Code Section 409A, which requires a comparison of the after-tax benefit to the executive of (A) the total parachute payments after he or she pays the excise tax and income taxes thereon, to (B) a cut back of parachute payments to the extent necessary to avoid the imposition of the excise tax (i.e. limited to 2.99 times the executive’s base amount); the executive would be paid whichever amount yields the more favorable result to the executive

Under the agreement, Ms. Lowery is subject to standard confidentiality, non-solicitation and non-competition obligations during the term of the Agreement and for at least three years, in the case of the non-solicitation obligations and one year, in the case of the non-competition obligations, after her employment ends.

The amounts which would have been payable to Mr. Cole and Ms. Lowery, assuming a termination event on December 31, 2022, are provided in the Potential Payments Upon Termination or Change in Control Table beginning on page 38.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

This Report is submitted by the Compensation Committee of the Board of Directors of The First Bancshares, Inc.

E. Ricky Gibson, Chairman
David W. Bomboy
Jonathan A. Levy
Ted E. Parker
Andrew D. Stetelman

Executive Compensation Tables

The First Bancshares, Inc.

Summary Compensation Table

For the Fiscal Years Ended December 31, 2022, December 31, 2021 and December 31, 2020

Name and Principal Position	Year	Salary($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
M. Ray (Hoppy) Cole, Jr., President and Chief Executive Officer	2022	$641,658	$314,647	$1,487,425	$605,789	$29,910	$3,079,429
	2021	581,208	286,043	240,435	551,602	18,219	1,677,507
	2020	522,566	260,039	284,750	500,755	17,925	1,586,035
Donna T. (Dee Dee) Lowery, Chief Financial Officer	2022	344,937	87,780	510,705	269,882	12,894	1,226,198
	2021	311,717	79,800	122,067	246,613	10,791	770,988
	2020	297,978	73,750	108,728	45,844	12,243	538,543

(1)

Reflects annual incentive award payments pursuant to our incentive bonus compensation plan. See “Compensation Discussion and Analysis – 2022 Executive Compensation Components-Performance-Based Cash Incentive Compensation” beginning on page 22 for more information.

(2)

Represents the grant date fair value of all time-based and performance-based restricted stock awards granted during the fiscal year. Performance-based awards were granted on March 17, 2022 and will be settled solely in shares of restricted stock at the end of a one-year performance period based on the satisfaction of the performance criteria. The shares of restricted stock will cliff vest five years from the date the shares are earned. The amounts presented for the performance-based restricted stock reflect the value of the award at maximum payout based on the probable outcome of the performance targets determined as of the grant date. For time-based and performance-based restricted stock awards, grant date fair value is calculated using the closing price of the Company’s common stock on the date of grant. Grant date fair value was based on $34.88, the closing share price on the grant date of March 17, 2022 for the performance-based awards and $29.43, the closing share price on the grant date of May 19, 2022 for the time-based awards, in accordance with FASB Topic 718.

(3)	Reflects changes in present value of Mr. Cole’s 2016 and 2020 SERP and Ms. Lowery’s 2016 and 2021 SERP.
(4)	Information regarding All Other Compensation for 2022 is reflected in the table below.

The First Bancshares, Inc.

All Other Compensation

For the Year Ended December 31, 2022

Name	Auto Allowance	Personal Use of Aircraft (a)(b)	401(k) Match	Group Term Life Insurance	Split Dollar Death Benefit BOLI	Additional Compensation (a)(c)	Total All Other Compensation
M. Ray (Hoppy) Cole, Jr.	$4,800	$7,554	$9,150	$407	$304	$7,695	$29,910
Donna T. (Dee Dee) Lowery	0	1,694	9,150	407	182	1,461	12,894

(a)	Represents the cost the Company incurred to provide the perquisite or benefit.

(b)	The Company valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company, which include (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering, (iv) aircraft fuel and oil expense; (v) any customs, foreign permit and similar fees; (vi) crew travel; (vii) maintenance fees and expenses associated with the plane. The incremental cost of the use of the airplane does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

(c)	Represents reimbursement for club dues and cell phones.

The First Bancshares, Inc.

Grants of Plan Based Awards

As of December 31, 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Grant Date Fair Value of Stock Awards ($)(3)
M. Ray (Hoppy) Cole, Jr.	3/17/22				8,201	13,121	$1,487,425
	3/17/22	85,813	171,626	343,252
Donna T. (Dee Dee) Lowery	3/17/22				3,203	6,406	$510,705
	3/17/22	23,940	47,880	95,760

(1)

Amounts represent potential payments under our annual incentive program. The actual amount earned in 2022 was paid in February 2023 and is shown in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table. See “Compensation Discussion and Analysis — 2022 Executive Compensation Components – Performance-Based Cash Incentive Compensation,” for more information regarding our 2022 annual incentive program.

(2)

Amounts represent awards of performance-based restricted stock that were granted under the 2007 Plan based upon the Company’s achievement of certain performance measures at the end of the one-year performance period. Based on the defined objectives of the awards, the NEO has the opportunity to earn shares of restricted stock based on a percentage of salary (50% of salary at target and 80% of salary at maximum for Mr. Cole and 35% of salary at target and 70% of salary at maximum for Ms. Lowery) following the one-year performance period, and any such earned shares will cliff vest five years from date earned. The amount shown reflects the value of the award at maximum based on the probable outcome of the performance measures determined as of the grant date in accordance with ASC 718. See “Compensation Discussion and Analysis — 2022 Executive Compensation Components – Equity Incentive Compensation” for more information on the grants of performance-based restricted stock.

(3)

Represents the aggregate grant date fair value of performance-based and time-based restricted stock awarded during the fiscal year, computed in accordance with FASB ASC Topic 718. Refer to footnote 2 of the 2022 Summary Compensation Table for additional information.

The First Bancshares, Inc.

Outstanding Equity Awards at 2022 Fiscal Year-End

As of December 31, 2022

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Vesting Date (1)
M. Ray (Hoppy) Cole, Jr.	5,829		185,071	03/01/2023
	1,682		68,878	08/16/2023
	6,500		213,395	03/01/2024
	3,334		100,320	07/18/2024
	5,341		159,375	03/01/2025
	4,900		100,058	07/17/2025
	6,500		208,455	03/01/2026
	5,395		190,497	03/01/2027
	34,990		1,029,756	05/19/2029
	10,475	(2)	365,368	02/17/2028
Donna T. (Dee Dee) Lowery	2,960		93,980	03/01/2023
	488		19,984	08/16/2023
	3,300		108,339	03/01/2024
	575		17,302	07/18/2024
	2,712		80,926	03/01/2025
	732		14,947	07/17/2025
	3,300		105,831	03/01/2026
	2,739		96,714	03/01/2027
	9,761		287,266	05/19/2029
	5,085	(2)	177,635	02/17/2028

(1)

Time-based awards cliff-vest five years following the grant date or, in the case of performance-based restricted stock, following the date the shares of restricted stock are earned and issued based on achievement of the applicable performance conditions.

(2)	Reflects performance-based restricted stock that was earned based on achievement of performance objectives over the one year period ending December 31, 2022.

The First Bancshares, Inc.

Stock Vested

For the Year Ended December 31, 2022

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
M. Ray (Hoppy) Cole, Jr.	14,301	$489,925
Donna T. (Dee Dee) Lowery	4,675	163,747

(1)	The shares included in the table represent gross shares exercised or vested.

(2)

The value realized by the NEO upon the vesting of restricted stock is calculated by multiplying the number of shares of stock vested by $36.07 for shares that vested on February 1, 2022 and $28.84 for shares that vested on June 13, 2022, the market value of the underlying shares on the vesting date, which is the amount that is taxable to the executive.

The First Bancshares, Inc.

Pension Benefits Table

For the Year Ended December 31, 2022

Name and Principal Position	Plan name (1)(2)(3)	Number of years of credited service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
M. Ray (Hoppy) Cole, Jr.,	2016 SERP	20	1,356,228	(1)	0
	2020 SERP	20	2,633,475	(2)	0
Donna T. (Dee Dee) Lowery	2016 SERP	18	565,047	(1)	0
	2021 SERP	18	2,103,880	(3)	0

(1)

Supplemental Executive Retirement Plan (2016 SERP). Each of Mr. Cole and Ms. Lowery participate in a 2016 SERP. The 2016 SERP provides for an annual supplemental retirement benefit in the fixed amount of $164,110 for Mr. Cole and $89,140 for Ms. Lowery. Mr. Cole and Ms. Lowery vest 10% per year until full vesting occurs following ten years of service, and both are currently 80% vested in the benefit. Except as provided below, the benefit will commence on the first day of the month following their 65th birthday and will be paid in equal monthly installments over fifteen years. Amounts become payable upon their death, disability, termination of employment, change in control of the Company or retirement.

●	If Mr. Cole or Ms. Lowery separate from service prior to age 65, other than by reason of death, disability or a termination for cause other than in connection with a change in control, then they will receive a lump sum payment equal to the vested portion of the accrued liability balance of the SERP.
●	If Mr. Cole or Ms. Lowery becomes disabled, then they will receive a lump sum payment equal to the accrued liability balance portion of the SERP. The benefit is forfeited in the event of termination for "Cause" as defined in the agreement.
●	In the event of Mr. Cole’s or Ms. Lowery’s death prior to separation from service, their beneficiary will receive a lump sum payment equal to $2,961,650, in the case of Mr. Cole, and $1,337,100, in the case of Ms. Lowery. In the event of Mr. Cole’s or Ms. Lowery’s death following separation from service, their beneficiary will receive an amount equal to any remaining unpaid payments to be paid in equal monthly installments.
●	In the event of a change of control, Mr. Cole and Ms. Lowery will receive a lump sum payment equal to 100% of the present value of the full normal retirement benefit.
●	The present value of accumulated benefit is based on a 5.5% discount rate.

The First Bancshares, Inc.

Pension Benefits Table (Continued)

For the Year Ended December 31, 2022

(2)

Mr. Cole’s 2020 SERP. On January 16, 2020, the Bank entered into an additional Supplemental Executive Retirement Plan (2020 SERP) with Mr. Cole. The effective date of the 2020 SERP was January 1, 2020. The 2020 SERP provides for a lifetime annual payment of $208,695 per year, which will be payable in equal monthly installments upon Mr. Cole’s separation from service following attainment of age 65 while in the employment of the Bank (except in the case of Mr. Cole’s death, in which case the death benefit will be paid in a lump sum). Mr. Cole will vest as to 1.205% of such annual benefit on a monthly basis beginning January 1, 2020 through November 30, 2026. As a condition to receipt of the SERP benefits, Mr. Cole has agreed to a 2-year non-competition covenant following his separation from service with the Bank.

●	If Mr. Cole separates from service prior to age 65, other than by reason of his death or a termination for cause other than in connection with a change in control, then he will receive the vested portion of the annual benefit.
●	In the event of a change of control, Mr. Cole will receive 100% of the lifetime annual benefit.
●	If Mr. Cole separates from service involuntarily following a change in control prior to age 65, then he will receive 100% of the lifetime annual benefit.
●	In the event of Mr. Cole’s death, his beneficiary will receive a lump sum payment equal to $3,547,815.
●	The present value of accumulated benefit is based on a 2.47% discount rate.

(3)

Ms. Lowery’s 2021 SERP. On December 14, 2020, the Bank entered into an additional supplemental executive retirement plan (2021 SERP) with Ms. Lowery. The effective date of the 2021 SERP is January 1, 2021. The 2021 SERP provides for a lifetime annual payment of $175,231 per year, which will be payable in equal monthly installments upon Ms. Lowery’s separation from service following attainment of age 65 while in the employment of the Bank (except in the case of Ms. Lowery’s death, in which case the death benefit will be paid in a lump sum). Ms. Lowery will vest as to 0.7752% of the annual benefit on a monthly basis beginning January 1, 2021 through September 1, 2031. As a condition to receipt of the 2021 SERP benefits, Ms. Lowery has agreed to a 2-year non-competition covenant following her separation from service with the Bank.

●	If Ms. Lowery separates from service prior to age 65, other than by reason of her death or a termination for cause and other than in connection with a change in control, then she will receive the vested portion of the annual benefit.
●	In the event of a change of control, Ms. Lowery will receive 100% of the lifetime annual benefit.
●	If Ms. Lowery separates from service involuntarily following a change in control prior to age 65, then she will receive 100% of the lifetime annual benefit.
●	In the event of Ms. Lowery’s death prior to her separation from service, her beneficiary will receive a lump sum payment equal to $3,679,851.
●	The present value of accumulated benefit is based on a 3.0% discount rate.

The First Bancshares, Inc.

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2022

The following table describes the potential payments and benefits that would have been payable to the NEOs under our existing plans and agreements, assuming (1) a termination of employment and/or (2) a change in control occurred, in each case, on December 31, 2022. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions pursuant to the 2016, 2020 and 2021 SERPs that would be made are set forth in the 2022 Pension Benefits table above.

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement		Death		Disability		Termination without Cause or for Good Reason		Change in Control Only		Termination without Cause/Good Reason Following Change in Control
M. Ray (Hoppy) Cole, Jr.
Compensation:
Base Salary	$-		$-		$314,648	(1)	$954,467	(2)	$2,013,744	(3)	$2,968,211 (2)(3)
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	-	(4)	2,383,817	(4)	-		2,383,817	(4)	2,383,817	(5)	2,383,817 (7)

Total	-		2,583,817		314,648		3,338,284		4,397,561		5,352,028
Donna T. (Dee Dee) Lowery
Compensation:
Base Salary	-		-		-		-		-		922,388 (6)
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	-	(4)	850,410	(4)	-		850,410	(4)	850,410	(5)	850,410 (7)

Total	-		1,050,410		-		850,410		850,410		1,772,798

The First Bancshares, Inc.

Potential Payments upon Termination or Change-in-Control (Continued)

As of December 31, 2022

(1)	In the event of Mr. Cole’s disability, he will continue to receive his salary for 6 months or, if earlier, until the date payments begin under disability insurance policy. Mr. Cole will also receive a pro rata bonus for the year in which he incurs the disability.

(2)	In the event of termination without cause or a resignation for good reason (as such terms are defined in the employment agreement), Mr. Cole will receive a lump sum severance payment and continuation of health benefits in an amount equal to the greater of 18 months or through the end of the then-current term of the employment agreement. Amount shown includes salary of $943,943 plus health benefits of $10,524 through the end of the expiration of the current contract term, May 31, 2023.

(3)	In the event of a change in control, Mr. Cole will receive a lump sum payment in the amount of two times current annual salary and bonuses accrued that would have been paid.

(4)	All unvested restricted stock awards will become fully vested in connection with the NEO’s retirement, death or termination of employment by the Company without cause. As of December 31, 2022, none of the NEOs have reached retirement age under the restricted stock award agreement, which is 65. Calculated based on $32.01 per share, the closing price of the Company’s common stock on December 30, 2022.

(5)	All unvested restricted stock awards will become fully vested in the event of a change in control in which the acquirer does not assume the awards. Calculated based on 12-31-22 stock closing price of $32.01 per share.

(6)	In the event of a change in control and her termination without cause or resignation for good reason (as such terms are defined in the employment agreement), Ms. Lowery will receive a lump sum severance payment equal to two times her then-current base salary in a lump sum and monthly payments equal to employer’s portion of COBRA for 18 months.

(7)	All unvested restricted stock awards will become fully vested if the NEO’s termination without cause or resignation for good reason occurs within 24 months following a change in control in which the Company is the survivor or the acquirer has assumed the restricted stock awards. Calculated based on $32.01 per share, the closing price of the Company’s common stock on December 30, 2022.

For purposes of Mr. Cole’s employment agreement, “good reason” means (i) the failure to continue in effect any material benefit set forth in the employment agreement (unless done on a Bank-wide basis), (ii) a material breach of the agreement by the Bank, or (iii) a change in control.

For purposes of Mr. Cole’s employment agreement, “change in control” means (i) the acquisition by any person or group of the power to vote, or the acquisition of, more than 50% ownership of the Company’s voting stock, (ii) the acquisition by any person or group, during the twelve month period ending on the date of the most recent acquisition, of ownership of stock possessing fifty percent (50%) or more of the total voting power of the stock of the Company, (iii) the replacement during any twelve month period of a majority of the members of the Board of Directors of the Company by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of such appointment or election, or (iv) the acquisition by any person or group, during the twelve month period ending on the date of the most recent acquisition, of assets of the Bank having a total gross fair market value of more than eighty percent (80%) of the total gross fair market value of all of the assets of the Bank immediately prior to such acquisition.

For purposes of Ms. Lowery’s employment agreement, “good reason” means (i) a material diminution in title, authority, duties, or responsibilities; (ii) a material diminution in base salary; (iii) a 50-mile relocation of primary office; or (iv) a material breach of the terms of the employment agreement by the Bank.

For purposes of Ms. Lowery’s employment agreement, “change in control” means (i) a change in the ownership of the Bank within the meaning of Treasury Regulations § 1.409A-3(i)(5)(v); (ii) a change in the effective control of the Bank within the meaning of Treasury Regulations § 1.409A-3(i)(5)(vi); or (iii) a change in the ownership of a substantial portion of the Bank’s assets within the meaning of Treasury Regulations § 1.409A-3(i)(5)(vii).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

To identify the median employee, we conducted a full analysis of our employee population, other than the CEO, without the use of statistical sampling. We selected December 31, 2022 as the date upon which we would identify the “median employee”. We determined our median employee using Box 5 wages of the employee’s W-2 for the full year 2022. Using this methodology, we determined that the median employee was a Loan Documentation Specialist. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included base pay, bonuses, commissions, fringe benefits, incentives, severance, Company contributions to the employee’s 401(k) and any vacation payout. The median employee for 2022 is different from the median employee for 2021.

For 2022, our last completed fiscal year, the annual total compensation of our median employee was $44,969 and the annual total compensation of our CEO was $3,079,429. Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 68.47 to 1.

Pay vs. Performance

					Value of Initial Fixed $100 Investment Based On:			Company Selected
Year	Summary Compensation Table (SCT) Total for CEO$(1)	Compensation Actually Paid to CEO(2)(3)	SCT Total for Non-PEO NEO($)	Compensation Actually Paid to Non-PEO NEO($)(2)	FBMS TSR	Peer Group TSR(3)	Net Income($)	Measure Pre-Tax Pre- Provision Income(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	3,079,429	$2,508,196	1,226,198	$994,977	100.35	115.38	62,919,000	88,203,000
2021	1,677,507	$1,957,287	770,988	$901,304	118.37	137.82	64,167,000	80,257,000
2020	1,586,035	$1,380,158	538,543	$454,636	93.25	96.44	54,505,000	82,109,000
Year 4	(required in 2024)
Year 5	(required in 2025)

1)	The principal executive officer (the”PEO”) for each of 2022, 2021, and 2020 is Mr. Cole. We only have one non-PEO named executive Officer (the “non-PEO NEO”) for each applicable year, Ms. Lowery.

2)	Reconciliation of adjustments made to Summary Compensation Table total compensation to calculate CAP for the PEO and CAP for the non-PEO NEO:

	CEO			Non-PEO NEO
	2022	2021	2020	2022	2021	2020
SCT	3,079,429	1,677,507	1,586,035	1,226,198	770,988	538,543
Stock awards reported in SCT	(1,487,425)	(240,435)	(284,750)	(510,705)	(122,067)	(108,728)
Change in pension value reported in SCT	(605,789)	(551,602)	(500,755)	(269,882)	(246,613)	(45,844)
“Service Cost” attributable to current years’ service	492,214	492,214	492,214	251,079	251,079	35,745
Year-end fair value of unvested restricted stock awards granted in current year	1,292,724	251,030	316,242	400,125	127,446	106,351
Dividends paid on unvested shares and stock options (SOs)	24,725	13,191	8,461	7,946	4,029	3,840
Year over year change in fair value of outstanding and unvested restricted stock	(287,682)	315,382	(237,290)	(109,784)	116,442	(75,271)
CAP	2,508,196	1,957,287	1,380,158	994,977	901,304	454,636

3)	The peer group that we used for purposes of this disclosure is the NASDAQ OMX Bank Index, the same index used for our performance graph disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022.

4)	Calculated as pre-tax, pre-provision income adjusted for one-time, non-operating items.

Required Tabular disclosure of Most Important Measures to Determine 2022 CAP

Other Company Selected Performance Measures

Pre-Tax Income Loan Growth

Deposit Growth

Total Asset Growth

Credit Quality

Narrative Disclosure to Pay vs. Performance Table

CEO and Non-PEO NEO compensation actually paid as compared to company TSR:  As the reconciliation of adjustments made to SCT to arrive at CAP show, the adjusted equity values are positive for 2021 and negative for 2022.  This reflects the fact that year end stock price from year-end 2020 to year-end 2021 increased and year-end stock price from 2021 to year-end 2022 decreased, which correlates with cumulative TSR increases from 2020 to 2021 and decreases from 2021 to 2022.

CEO and Non-PEO NEO compensation actually paid to company pre-tax income,:  The total compensation actually paid to each executive correlates to the Bank's achievement of profitability and strategic goals through the annual and long-term incentive plans that were approved by the compensation committee for these executive officers.  The decrease in compensation actually paid from the amounts disclosed in the summary compensation table is due to decreases in stock price in 2022 and 2020, which is attributable to overall market changes rather than executive officer performance.

Company TSR to peer group TSR:  As shown in the chart below, FBMS' total shareholder return is slightly below the OMX Banks-Index peer group for 2020, 2021, and 2022.  This is due primarily to the Banks asset growth over the past three years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to securities authorized for issuance under all of the Company’s equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding option, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available to future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	-0-	-0-	384,955 shares

Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	384,955 shares

(1)                All of such shares may be issued pursuant to grants of full-value stock awards.

Director Compensation

Fees Earned or Paid in Cash. Directors serving on the Company’s Board were paid an annual retainer of $7,000. In order to receive the retainer, directors of the Company must attend at least 75% of the scheduled board and committee meetings during the year. Company directors were paid an additional $800 per meeting, which consisted of four regularly scheduled meetings and two special meetings in 2022. Directors received the following additional meeting fees: audit committee, $600 per meeting; compensation committee, $400 per meeting; corporate governance committee, $400 per meeting; and executive committee, $500 per meeting. Mr. Gibson, as the Chairman of the Board was paid a retainer of $7,000 per quarter, through August 18, 2022. Mr. Cole, an inside director, became Chairman of the Board effective August 18, 2022 and is not paid a retainer. The Lead Director, Mr. Parker, will be paid a retainer of $5,000 per quarter. Each of the chairmen of the audit, compensation and corporate governance committees were paid an additional retainer of $1,250 per quarter.

Directors serving on the Bank’s Board were paid an annual retainer of $8,000. In order to receive the retainer, directors of the Bank must attend at least 75% of the scheduled Bank Board and committee meetings during the year. The Bank directors were paid an additional $800 per meeting which consisted of twelve regularly scheduled meetings in 2022. Directors who served on the risk committee of the Bank’s Board of directors were paid $400 per meeting, and directors who served on the loan committee of the Bank’s Board of directors were paid a retainer of $800 per month. The chairman of the risk committee of the Bank’s Board of directors was paid an additional retainer of $1,250 per quarter.

Stock Awards. Directors of the Boards of both the Company and the Bank receive 1,000 shares of restricted stock. Prior to August 18, 2022, the previous Chairman of the Board, who is a director of both the Company and Bank, received 2,500 shares of restricted stock each year. Directors of the Bank who are not directors of the Company receive 250 shares of restricted stock, and directors of the Company who are not directors of the Bank receive 500 shares of restricted stock. Grants are made as of March 1st each year and will vest on the first anniversary of the date of grant, subject to the director’s continued service with the Company or the Bank, as applicable, on the vesting date.

The First Bancshares, Inc.
Director Compensation Table
For the Year Ended December 31, 2022

	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)(3)	Total ($)
Rodney D. Bennett, Ed.D	$28,200	$35,310	$63,510
David W. Bomboy, M.D.	39,800	35,310	75,110
E. Ricky Gibson	81,167	88,275	169,442
Jonathan A. Levy	13,051	0	13,051
Charles R. Lightsey	63,100	35,310	98,410
Fred A. McMurry	46,100	35,310	81,410
Thomas E. Mitchell	30,200	35,310	65,510
Renee Moore	33,200	35,310	68,510
Ted E. Parker	46,867	35,310	82,177
J. Douglas Seidenburg	48,900	35,310	84,210
Andrew D. Stetelman	42,200	35,310	77,510

The table below summarizes the total compensation paid to or earned by our non-employee directors during 2022. M. Ray (Hoppy) Cole, Jr. did not receive director stock awards nor did he receive director fees for his service on the Board of Directors for the Company or the Bank.

(1)	Includes meeting fees and annual retainer paid to directors of the Bank.

(2)	Value based on per share value on March 1, 2022, the grant date, of $35.31 per share for 1,000 shares to each director serving on the Boards of both the Bank and the Company and 2,500 shares to the Chairman of the Board, in accordance with FASB Topic 718.

(3)	Refer to the Beneficial Ownership Table, “Security Ownership of Directors and Executive Officers” for information on each director’s unvested shares of restricted stock.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the directors, director nominees, and NEOs, as of March 31, 2023

Name of	Amount and Nature	Percent of
Beneficial Owner	of Beneficial Ownership(1)	Class(2)
Rodney D. Bennett, Ed.D	8,250 (3)	*

David W. Bomboy, M.D.	132,080 (4)	*

M. Ray (Hoppy) Cole, Jr.	129,034 (5)	*

E. Ricky Gibson	107,876 (6)	*

Jonathan A. Levy	13,025 (7)	*

Charles R. Lightsey	94,356 (8)	*

Fred A. McMurry	231,232 (9) (16)	*

Thomas E. Mitchell	14,250 (10)	*

Renee Moore	4,060 (11)	*

Ted E. Parker	89,672 (12)	*

J. Douglas Seidenburg	99,780 (13)	*

Andrew D. Stetelman	56,932 (14)	*

Valencia M. Williamson	7	*

Donna T. (Dee Dee) Lowery	56,729 (15) (16)	*

Directors and Executive

Officers as a group	1,037,283	3.34%

* Represents less than 1% of issued and outstanding common stock.

(1)	Includes shares for which the named person:

-	has sole voting and investment power,
-	has shared voting and investment power with a spouse, or
-	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Calculated based on 31,054,546 shares outstanding.
(3)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(4)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.

(5)	Includes 74,471 shares of unvested restricted stock granted under the 2007 Plan.
(6)	Includes 1,458 shares of unvested restricted stock granted under the 2007 Plan.
(7)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(8)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(9)	Includes 140,347 shares registered to Oak Grove Land Company, Inc. Fred A. McMurry is a 50% owner of Oak Grove Land Company, Inc. Mr. McMurry disclaims beneficial ownership of the shares held by Oak Grove Land Company, Inc. except to the extent of his ownership interest therein. Also includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(10)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(11)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(12)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(13)	Includes 2,500 shares registered to M.D. Outdoor LLC. J. Douglas Seidenburg is a Member and 50% owner of M.D. Outdoor LLC. Mr. Seidenburg disclaims beneficial ownership of the shares held by M.D. Outdoor, LLC except to the extent of his ownership interest therein. Also includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(14)	Includes 1,000 shares of unvested restricted stock granted under the 2007 Plan.
(15)	Includes 26,567 shares of unvested restricted stock granted under the 2007 Plan.
(16)	Includes shares pledged as of March 31, 2023 as follows: Fred A. McMurry – 24,315 shares as collateral for a bank loan; Oak Grove Land Company, of which Mr. McMurry owns 50%, 132,214 shares as collateral for a bank loan; and Donna T. (Dee Dee) Lowery – 7,898 shares as collateral for a margin account held at a brokerage firm. The aggregate number of shares pledged by directors and executive officers as of March 31, 2023 represents less than 1% of the Company’s issued and outstanding shares of common stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by certain beneficial owners with more than five percent ownership in the Company’s stock as of March 31, 2023.

	Amount of
Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class (1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,363,557	(2)	7.61%
T. Rowe Price Investment Management, Inc.. 100 E. Pratt Street Baltimore, MD 21202	2,363,557	(3)	8.79%
Kenneth R. Lehman 122 N. Gordon Rd. Ft. Lauderdale, FL 33301	2,963,298	(4)	9.54%

(1)	Calculated based on 31,054,546 shares outstanding.

(2)

Based on Schedule 13G filed January 24, 2023 by BlackRock, Inc. based on sole power to vote or to direct the vote over 2,275,075 shares and sole power to dispose or to direct the disposition of 2,363,577 shares

(3)	Based on Schedule 13G filed February 14, 2023 by T. Rowe Price Investment Management, Inc., based on sole voting power over 1,609,484 shares and sole dispositive power over 2,730,357 shares.

(4)	Based on Schedule 13G filed January 11, 2023 by Kenneth R. Lehman

Corporate Governance

Overview.  We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.

 The Board’s Role in Risk Oversight.  The Board of Directors is responsible for oversight of management and the business and affairs of the Company, including the management of risk. The Board of Directors has delegated various aspects of its risk oversight responsibilities to the Board’s committees. Each committee has the authority to engage the assistance of outside advisors.

The committees of the Board concentrate on specific risks for which they have an expertise, and each committee is required to make regular reports to the Board of Directors on its actions. The Audit Committee assists the Board of Directors in monitoring the Company’s financial reporting risk, which includes the appropriateness of the allowance for loan and lease losses, and regularly monitors the Company’s exposure to certain financial and reputational risks by establishing and evaluating the effectiveness of company programs to detect and report fraud and by monitoring the Company’s internal control over financial reporting. The Risk Committee of the Bank’s Board of Directors is responsible for Bank-level risk oversight and makes regular reports to the Board of Directors. This committee monitors compliance with regulations and policies applicable to the Bank. The Compensation Committee reviews the Company’s incentive plans with the Chief Risk Officer to ensure such plans do not encourage participants to take risks that would be reasonably likely to have a material adverse impact on the Company, and to the extent necessary, reviews and discusses with management any related risk mitigation features and disclosures determined to be advisable.

Cybersecurity and Information Security Risk Oversight.   Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and management team each receive regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Board also annually reviews and approves our Information Security Policy. The Risk Committee also receives quarterly updates on cybersecurity and information security risk.

Board and Committee Self-Evaluation.   The Board and Committees undertake a joint evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The evaluations are reviewed by the Chairman of the Board, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board and Committees by identifying strengths, as well as areas for which additional training may be needed.

Director Independence.   The Board of Directors has established guidelines to assist it in determining director independence which conform to the independence requirements of the Nasdaq Stock Exchange listing standards as well as Glass Lewis and ISS standards. In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. Based on this evaluation, the Board determined that the Company currently has ten independent directors, which are Rodney D. Bennett, David W. Bomboy, Jonathan A. Levy, Charles R. Lightsey, Fred A. McMurry, Thomas E. Mitchell, Renee Moore, Ted E. Parker, J. Douglas Seidenburg, and Andrew D. Stetelman.

Director Qualifications.   We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our Board of Directors. Our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our growth strategy.

Board Leadership Structure.  The Board of Directors does not have a policy on whether the roles of the Chairman and CEO should be separate, and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, the CEO and Chairman positions are held by M. Ray “Hoppy” Cole, Jr. Ted E. Parker, an independent director, acts as the Lead Director. The duties of the Lead Director include the following:

●	Working with the Chairman, the Board of Directors, and the Secretary to set the agenda for Board meetings;
●	Calling executive sessions of independent directors, as needed, and developing the agenda for such executive sessions;
●	Acting as liaison between the independent directors and the Chairman on matters raised in such executive sessions;
●	Ensuring Board leadership in times of crisis;
●	Chairing meetings of the Board of Directors when the Chairman is not in attendance;
●	Communicating regularly with the chairs of the principal standing committees of the Board; and
●	Performing such other duties as may be requested from time-to-time by the Board of Directors, or the Chairman.

The Board of Directors determined that this is the most effective way for its leadership to be structured and believes this is a best practice for governance. The members of the Company’s Board of Directors also serve as directors of the Bank in order to provide effective oversight of the Bank. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Company’s goals. In addition, to further strengthen the oversight of the full board of directors, our independent directors hold executive sessions at which only independent directors are present.

Standards of Conduct.  The Company’s Board of Directors has adopted a Code of Ethics for Financial Officers (“Code of Ethics”) that applies to its CEO, CFO, principal accounting officer or controller, or persons performing similar functions. The Company has made the Code of Ethics available on its website at www.thefirstbank.com. Any amendments to, or waivers from, our Code of Ethics applicable to our executive officers will be posted on our website within four days of such amendment or waiver.

Communicating Concerns to Directors.  The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about Company’s conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board of Directors through written notification directed to the Chairman of the Audit Committee, Doug Seidenburg, at P. O. Box 1197, Laurel, MS 39441, or by email to DougS@sburgcpa.com. Such communications may be confidential or anonymous. The Company’s Whistleblower Policy is available on the Company’s website, www.thefirstbank.com. The status of any outstanding concern, if any, is reported to the non-management directors of the Board of Directors periodically by the Chairman of the Audit Committee.

Corporate Social Responsibility.   The Bank is dedicated to operating our business responsibly, and believes our business, shareholders, communities and employees benefit from our commitment to corporate social responsibility best practices. We are committed to fulfilling our responsibilities to our employees, customers, shareholders and the communities in which we serve. Some highlights are listed below:

●	The Bank is one of the largest Certified Community Development Institutions (CDFI) in the country. CDFI’s play an important role in generating economic growth and opportunities in low-income communities by providing access to financial products and services for local residents and businesses. The Bank believes that supporting its markets by investing in distressed communities, providing financial education and generating access to affordable housing are fundamental building blocks to improve the standard of living across all of its markets.
●	The Bank is involved in the community through local engagement by our associates and through product offerings.
●	The Bank provides opportunities for employees to attain personal goals and professional achievement through excellent benefits, employee development, and its diversity and inclusion initiatives.
●	The Bank is dedicated to doing its part to reduce its environmental impact through use of E-Statements, Digital Banking, Commercial Remote Deposit Capture, and programs and policies that increase energy efficiency at each of its branch locations.
●	The Bank is committed to maintaining corporate governance best practices through:
○	Director independence and the addition of a Lead Director.

○	Establishment of procedures to enable any employee with concerns about the conduct, policies, accounting, internal accounting controls or audit to communicate directly to the Board of Directors through written notification to the Chairman of the Audit Committee
○	Clawback Policy
○	Stock Ownership guidelines for the Chief Executive Officer and the Chief Financial Officer
○	Hedging Policy
○	Diversity and corporate governance best practices for the Board of Directors
●	In 2020, a female director was named to the Board. She currently serves as the Vice-Chairman of both the Audit and Risk Committees
●	Our ongoing director training program provides continuing education on various issues of importance to the Company
●	Our board has established an ongoing board succession planning process to ensure our board continues to have the depth and breadth of experience and perspective needed for a strong financial institution, and
●	The Board has created a Risk Department to aid in the identification, evaluation, measurement, monitoring and reporting of risks associated with activities conducted by The Bank and maintenance of the Company’s cybersecurity strategy.
●	The Bank is dedicated to providing competitive compensation and benefit programs.
●	The Bank strives to maintain a safe and healthy working environment
○	We provide our employees access to Grief Counseling and Confidential Assistance Program
●	We provide our employees the opportunity to access The First Employee Support Fund to provide aid for the following disasters: Flood, lightning strikes, tornadoes, hurricane, ice storm, wildfires, earthquakes, house fires, roof damages, terrorist or military action and government-declared natural disasters major illness or death.

These highlights are a reflection of the Bank’s commitment to the fulfillment of its responsibilities. Please refer to The First Bancshares, Inc. 2022 Corporate Social Responsibility Report which is available on the bank’s website, www.thefirstbank.com. To access the report, go to “Menu”, then “Investor Relations”, then “Presentations and Press Releases”.

Shareholder Communications.  Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Chandra B. Kidd, Secretary, The First Bancshares, Inc., P.O. Box 15549, Hattiesburg, Mississippi, 39404. Communications that are not related to the duties and responsibilities of the Board of Directors or a committee will not be distributed, including spam, junk mail and mass mailings, surveys and business solicitations or advertisements. In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2022, nor has any member of the Committee ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the Board of Directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board of Directors or on our Compensation Committee.

Additional Information Concerning Officers and Directors

Meetings of the Board of Directors

It is the policy of the Company that directors attend all meetings. During the year ended December 31, 2022, the Board of Directors of the Company held six meetings which included two special meetings. All of the directors of the Company’s board attended at least 75% of the Board meetings and meetings of each committee on which they served. The Board of Directors of the Bank held 12 regularly scheduled meetings during the year ended December 31, 2022. All of the directors of the Bank’s board attended at least 75% of the Board meetings and meetings of each committee on which they served. In addition, the independent directors of the Company’s Board meet in regular executive sessions without management present.

Annual Meeting Attendance

The Company encourages attendance of all of its directors at the annual meeting. All of the Board of Directors of the Company who were then serving attended the 2022 annual meeting.

Committees of the Board of Directors

The Company's Board of Directors has appointed an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Executive Committee.

The Audit Committee is composed of the following members: J. Douglas Seidenburg (Chairman), E. Ricky Gibson, Charles R. Lightsey, Thomas E. Mitchell, and Renee Moore (Vice-Chairman). All members of the Audit Committee were independent directors at the time of their appointment. E. Ricky Gibson has since been determined to be an affiliated director due to his relation to an officer of the Company and therefore will not serve on the Audit Committee going forward. The Board has adopted an Audit Committee Charter, a copy of which can be found at the governance documents section of the Investor Relations page of the Company’s internet website at www.thefirstbank.com. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal control over financial reporting and reviewing reports of regulatory authorities. The Audit Committee reviews and reassess the adequacy of the Audit Committee Charter on an annual basis. The Committee appoints the independent registered auditing firm and oversees the performance of the firm, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The Audit Committee is also responsible for overseeing the internal audit function and appraising its effectiveness. The Audit Committee reports its findings to the Board of Directors of the Company. The Board of Directors has determined that the members of the Audit Committee, with the exception of E. Ricky Gibson, are independent. The Board of Directors has also determined that J. Douglas Seidenburg is an audit committee financial expert as defined under the SEC rules, and possesses financial sophistication as defined under the rules of NASDAQ, based on his extensive experience with financial reporting and analysis. In addition, each member of the Audit Committee has sufficient knowledge and experience of financial and auditing matters and is able to read and understand fundamental financial statements. The Audit Committee met five times during 2022, which included one special meeting.

The Compensation Committee is composed of the following members: E. Ricky Gibson (Chairman), David W. Bomboy, M.D., Jonathan A. Levy, Ted E. Parker (Vice-Chairman), and Andrew D. Stetelman. All members of the Compensation Committee were independent directors at the time of their appointment. E. Ricky Gibson has since been determined to be an affiliated director due to his relation to an officer of the Company and therefore will not serve on the Compensation Committee going forward. The Board of Directors has adopted a Compensation Committee Charter and a Compensation Philosophy, which can be found at the governance documents section of the Investor Relations page of the Company’s internet website at www.thefirstbank.com. The Compensation Committee Charter is reviewed and reassessed by the Board annually. The Compensation Committee is responsible for evaluating and approving compensation plans, policies and programs for the Company and the Bank. Its duties include reviewing and making recommendations to the Board with respect to incentive-based compensation plans and equity-based plans, establishing criteria for the terms of awards granted to participants under such plans, and granting awards in accordance with such criteria. The Committee determines and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates performance in light of these goals and objectives, and submits the CEO’s annual compensation, including salary, bonus incentive and other compensation to the full Board for approval. The CEO may not be present during voting or deliberations on the CEO’s compensation. The Committee also reviews, determines and approves corporate goals and objectives relevant to compensation of the other executive officers of the Company, evaluates their performance in light of these goals and objectives, and submits their annual compensation, including salary, bonus, incentive and other compensation of such personnel to the full Board for approval. The CEO provides input on such recommendations and may be present during voting or deliberations on the compensation of executive officers or other personnel at the invitation of the Committee. Pursuant to its charter, the Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate. The Compensation Committee met five times during 2022, which included one special meeting.

The Corporate Governance Committee is composed of the following members: Charles R. Lightsey (Chairman), Fred A. McMurry (Vice-Chairman), Ted E. Parker, and E. Ricky Gibson. All members of the Corporate Governance Committee were independent directors at the time of their appointment. E. Ricky Gibson has since been determined to be an affiliated director due to his relation to an officer of the Company and therefore will not serve on the Corporate Governance Committee going forward. The Corporate Governance Committee is responsible for nominating individuals for election to the Company's Board of Directors and recommending corporate governance principles to the Board. The Corporate Governance Committee recommended, and the Board of Directors adopted, written Corporate Governance Principles which address the size and composition of the Board, requirements for service on the Board, succession planning, and annual performance evaluations of the Board and other areas of focus for the Committee. The Board of Directors has adopted a Corporate Governance Committee Charter, which can be found at the governance documents section of the Investor Relations page of the Company’s internet website at www.thefirstbank.com. The Corporate Governance Committee met six times during 2022, which included two special meetings.

In considering whether to recommend any candidate for inclusion in the Board of Director’s slate of recommended director nominees, including candidates recommended by shareholders, the Corporate Governance Committee will consider a number of criteria, including, without limitation, financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence and any other factors the Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. The Corporate Governance Committee identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers of the Company.

The Executive Committee’s primary purpose is to act on behalf of the Board of Directors between meetings of the Board of Directors to assure coordination of activity among various standing committees of the Board and to serve as a sounding board for the Chairman of the Board and the CEO in the overall management of the business and affairs of the corporation. Membership consists of the Chairman, Lead Director, CEO, Chairman of the Audit Committee, Chairman of the Compensation Committee and Chairman of the Corporate Governance Committee. Current members are E. Ricky Gibson, M. Ray (Hoppy) Cole, Jr., J. Douglas Seidenburg, and Charles R. Lightsey and Ted Parker. The Executive Committee met sixteen times during 2022.

Additionally, the Board of Directors of the Bank appointed a Risk Committee. The Risk Committee is responsible for general oversight and monitoring of the Bank’s risk management strategies, policies and practices that identify, assess, monitor and manage the Bank’s risk and regularly reports to the Board of Directors of the Company on its findings. This Committee monitors compliance with regulations and policies impacting the Bank. Current members are Charles R. Lightsey (Chairman), Rodney D. Bennett, Ed.D., M. Ray (Hoppy) Cole, Jr., Fred A. McMurry, Renee Moore (Vice-Chairman) and Andy Stetelman. The committee met four times during the year ended December 31, 2022.

Diversity Policy

The Board of Directors has adopted a written Diversity Policy to assist the Board in searching for qualified individuals to serve on the Board. The Diversity Policy states that the Corporate Governance Committee should strive for inclusion of diverse groups, knowledge, and viewpoints. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender, ethnicity, race, sexual orientation, marital and family status, gender identity, personal style, disabilities, nationality, religion, veteran and active armed service status, or other similar characteristics. To accomplish this, the Corporate Governance Committee may retain an executive search firm to help further the Corporate Governance Committee’s diversity objectives. The Corporate Governance Committee will also periodically review the Board Diversity Policy and the director selection process to assess the policy’s effectiveness in promoting a diverse Board and to ensure that diverse candidates are included in the consideration and selection process.

Audit Committee Report

The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.

Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The Audit Committee reviews our financial reporting process. In this context, the Audit Committee has:

●	reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of the Company;
●	discussed with the independent auditor the matters required to be discussed under the appropriate Auditing Standards of the Public Company Accounting Oversight Board (PCAOB) and by the Securities Exchange Commission;
●	received the written disclosures and the letter from the independent auditor required by the applicable requirements of the PCAOB from the auditors regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence; and
●	considered whether the provision of non-audit services to the Company by the independent auditor is compatible with maintaining their independence, and has determined that such independence has been maintained.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the Audit Committee of the Board of Directors of The First Bancshares, Inc.

J. Douglas Seidenburg, Chairman	Thomas E.Mitchell
E. Ricky Gibson	Renee Moore

Charles R. Lightsey

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Section 14A of the Exchange Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, as to their preference on how frequently we should seek future “say-on-pay” votes on the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, we are asking our shareholders to indicate, on a non-binding, advisory basis, whether they would prefer a “say-on-pay” vote on the compensation of our named executive officers to occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors recommends that we hold a “say-on-pay” vote on the compensation of our named executive officers every year. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with real-time and direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. The Board of Directors also believes that an annual vote enhances transparency and is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

As an advisory vote, this proposal is not binding on the Company, the Board of Directors, or the Compensation Committee. However, the Compensation Committee and the Board of Directors value the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting the advisory vote on executive compensation.

Vote Required to Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Shareholders have the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the board. Because this advisory vote has three possible substantive responses (every one year, every two years, or every three years), we will consider shareholders to have “approved” the frequency selected by a plurality of the votes cast.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE THAT WE HOLD AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR.

PROPOSAL 4 -- Approval of Amendment to our Amended and Restated Articles of Incorporation To Increase the Number of Authorized Shares of Common Stock

The Board of Directors believes it is necessary to increase the number of authorized shares of the Company's authorized common stock to 80,000,000 shares. Presently, our authorized capital stock consists of 40,000,000 shares of voting common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2023 (the “Record Date”), the Company had 31,054,546 shares of common stock outstanding, and no shares of preferred stock outstanding. Also as of the Record Date, 276,593 shares of common stock were reserved for issuance under our 2007 Plan, 3,470 shares of common stock were reserved for issuance under the Southwest Georgia Restricted Stock Plan and 310,427 shares were reserved for issuance under the 2018 Beach Stock Option Plan. In total, 8,354,964 shares of common stock were available for issuance as of the Record Date.

On August 1, 2022, we completed our merger with Beach Bancorp, Inc.. (“Beach”), the holding company of Beach Bank. The Company issued 3,498,936 shares of Company common stock the Beach shareholders as consideration in the Beach merger. In addition, on January 1, 2023, we completed our merger with Heritage Southeast Bancorporation, Inc. (“Heritage”), the holding company of Heritage Southeast Bank. The Company issued 6,920,422 shares of Company common stock to the Heritage shareholders as consideration in the Heritage merger.

On December 15, 2022, the Board determined that the increase in the number of authorized shares of common stock was advisable and in the best interests of the Company and our shareholders and unanimously approved an amendment to Article Five of our Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 40,000,000 to 80,000,000 shares, subject to shareholder approval of the amendment. Under the proposed amendment, the number of authorized shares of common stock available for issuance would increase to 49,354,964 as of the Record Date.

The recommended increase is needed to provide for additional shares of common stock for potential future mergers and acquisitions activities, capital raising transactions, and such other corporate purposes as the Board may deem advisable. Our Board believes that it is in the best interests of the shareholders for the Board to have the flexibility to issue additional shares of common stock in any or all of the above circumstances. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of activities, in most cases without the necessity of obtaining further shareholder approval. Except for the activities described above and as previously disclosed in our public filings with the SEC, there are presently no arrangements, intentions, nor understandings with the respect to the issuance of any additional shares of Common Stock.

Any additional authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of our common stock. However, to the extent that the additional authorized shares of capital stock are issued in the future, they may decrease existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing shareholders and may dilute earnings and book value on a per share basis. Shareholders do not have preemptive rights to acquire the common stock authorized by this amendment, which means that current shareholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of our common stock. Holders of our common stock are entitled to one vote per share on all matters to be decided by the shareholders.

Although the issuance of additional shares of common stock could, in certain instances, discourage an attempt by another person or entity to acquire control of us, we have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes.

If approved by our shareholders, the proposed amendment to our Amended and Restated Articles of Incorporation would become effective upon filing with the Secretary of State of Mississippi. We anticipate that this filing would be made as promptly as reasonably practicable following our Annual Meeting.

A copy of the proposed amendment to the Company's Amended and Restated Articles of Incorporation as adopted by the Board of Directors is included in this Proxy Statement as Appendix "A".

Vote Required to Approve the Amendment to our Amended and Restated Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock

Proposal No. 4 will be approved if votes cast in favor of the proposal exceed votes cast against it.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 5 -- Approval of Amendment to our Amended and Restated Articles of Incorporation To Declassify the Board of Directors

Our Board of Directors periodically reviews the Company’s corporate governance principles and evaluates the Board’s size, structure, composition and functioning, taking into account corporate governance trends, peer practices, the views of our institutional shareholders and the guidelines of proxy advisory firms. After conducting this review and evaluation, our Board has determined that holding annual elections of each of our directors is in the best interest of our shareholders. The Board recognized that a classified board structure may reduce directors’ accountability to shareholders, since such a structure does not enable shareholders to express a view on each directors’ performance through an annual vote.

Currently, Article 10 of our Amended and Restated Articles of Incorporation divides the Board into three classes that are elected for three-year terms. The proposed amendment would eliminate the classification of the Board beginning at the 2024 Annual Meeting of Shareholders, at which time each director would stand for election for a one-year term, regardless of the expiration of such director’s existing term.

Accordingly, on March 27, 2023, the Board determined that the proposed elimination of the Company’s classified Board structure was advisable and in the best interests of the Company and our shareholders and unanimously approved an amendment to Article 10 of our Amended and Restated Articles of Incorporation to provide for (i) the elimination of the Company’s classified Board structure, and (ii) the annual election of directors, subject to shareholder approval of the amendment.

If approved by our shareholders, the proposed amendment to our Amended and Restated Articles of Incorporation would become effective upon filing with the Secretary of State of Mississippi. We anticipate that this filing would be made as promptly as reasonably practicable following our Annual Meeting. If this Proposal 5 is not approved by our shareholders, then the Board of Directors will remain classified, and the directors will continue to be elected to three-year terms.

A copy of the proposed amendment to the Company's Amended and Restated Articles of Incorporation as adopted by the Board of Directors is included in this Proxy Statement as Appendix "B".

Vote Required to Approve the Amendment to our Amended and Restated Articles of Incorporation to Declassify the Board of Directors

Proposal No. 5 will be approved if votes cast in favor of the proposal exceed votes cast against it.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 6 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed FORVIS, LLP, (formerly BKD, LLP) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2023.

Although not required to do so, the Board of Directors has chosen to submit its appointment of FORVIS, LLP for ratification by the Company’s shareholders as a matter of good corporate governance. The Board recommends that our shareholders ratify such appointment. Even if the appointment of FORVIS, LLP is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of FORVIS, LLP and to engage another audit firm if the Audit Committee determines such action is necessary or desirable. If our shareholders fail to ratify the appointment of FORVIS, LLP the Audit Committee will consider this information when determining whether to retain FORVIS, LLP for future services.

Representatives of FORVIS, LLP will be virtually in attendance at the Annual Meeting, have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions from shareholders.

Vote Required to Ratify the Appointment of our Independent Registered Public Accounting Firm.

Proposal No. 5 will be approved if votes cast in favor of the proposal exceed votes cast against it.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FORVIS, LLP AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Independent Registered Public Accounting Firm

FORVIS, LLP (“FORVIS”) served as the Company’s independent registered auditing firm during the fiscal year ending December 31, 2022.

Fees and Related Disclosures for Accounting Services

The following is a summary of fees related to services performed for the Company by FORVIS for the year ended December 31, 2022, and the year ended December 31, 2021.

	2022	2021
Audit Fees – Audit of the Company’s annual consolidated financial statements,
comfort letters, and services in connection with consents and registration statements.	$548,000	$550,500

Audit Related Fees – Services in connection with application of accounting
pronouncements and acquisitions, internal controls and SEC matters.	87,000	55,500

Tax Fees– Preparation of federal and state income tax and other returns, tax
planning and consulting.	0	0

Total	$635,000	$606,000

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of FORVIS.

The Audit Committee has adopted pre-approval policies and procedures which require the Audit Committee to pre-approve the audit and non-audit services performed by the Company’s independent registered public accounting firm in order to assure that they do not impair the auditor’s independence. All of the fees set forth above were approved by the Audit Committee.

Changes in Independent Registered Public Accountant

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2021, the Audit Committee conducted a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  The Audit Committee invited multiple firms to participate in this process. As a result of this process and following careful deliberation, on March 11, 2021, the Audit Committee of the Company’s Board of Directors approved the engagement of Forvis, LLP (formerly BKD, LLP) (“Forvis”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2021, subject to completion of Forvis’s standard client acceptance procedures and the execution of an engagement letter. The selection of Forvis was approved by the Company’s Board of Directors on March 18, 2021.

During the Company’s fiscal years ended December 31, 2020 and 2019, and the subsequent interim period from January 1, 2021 through March 19, 2021, the date on which the Company notified Crowe LLP (“Crowe”) that it was being dismissed as the Company’s independent registered public accounting firm, the Company consulted with Forvis on the following matters:

i.	Valuation services in connection with the Company’s completed acquisitions from 2019 and 2020; and
ii.	Goodwill impairment testing in 2020.

Other than the matters described above, neither the Company nor anyone acting on its behalf consulted with Forvis regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Forvis concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as defined in Item 304(a)(1)(iv) and Item 301(a)(1)(v) of Regulation S-K and the related instructions, respectively).

Crowe served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020. On March 12, 2021 (the “Filing Date”), the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC, at which time Crowe completed its audit of the Company’s consolidated financial statements for such fiscal year and the Company’s retention of Crowe LLP as its independent registered public accounting firm with respect to the audit of Company’s consolidated financial statements ended.

Crowe’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2020 and December 31, 2019, and the subsequent interim period through the Filing Date, there were (i) no disagreements with Crowe within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company for such years; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Crowe with a copy of the disclosures contained herein prior to filing with the SEC and requested that Crowe furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of Crowe’s letter dated March 24, 2021, was attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2021.

Certain Relationships and Related Transactions

Transactions by us with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal shareholders.

Some of the Company’s officers and directors, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of the Bank and have transactions with the Bank in the ordinary course of business, and may continue to do so in the future.

All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

During 2022, Milton R. (Mit) Cole, III, EVP-Division Manager, Private Banking, was paid total gross compensation of $333,410 which included approximately $207,848 in salary, $14,000 in annual incentive bonus paid in cash and a grant of a maximum of 50% of salary payable in shares of time vesting restricted stock of the Company. Mr. Cole is the son of M. Ray (Hoppy) Cole, Jr., President, CEO and Chairman of the Board and a director of the Company and the Bank.

During 2022, Chase Blankenship, SVP and Forrest/Lamar Market President, was paid total gross compensation of $296,945 which included approximately $196,763 in salary and $22,900 in annual incentive bonus paid in cash and a grant of a maximum of 45% of salary payable in shares of time vesting restricted stock of the Company. Mr. Blankenship is the son-in-law of Director, E. Ricky Gibson. The Board has determined that because of this relationship, Mr. Gibson is an affiliated director.

There are other personnel throughout the Company related by birth or marriage, however there are no family relationships, whether direct or indirect, between Directors and Executive Officers of the Company.

Each year, directors, officers, and employees provide information regarding related party transactions. Although there is no formal written pre-approval procedure governing related party transactions, approval of the Board is sought before engaging in any new related party transaction involving significant sums or risks. Approval of the Board is also sought prior to hiring a family member of a director or executive officer.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and beneficial owners of more than 10% to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2022, the Company’s executive officers and directors complied with all applicable Section 16(a) filing requirements.

SOLICITATION OF PROXIES

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the Bank, by means of telephone, email or other electronic means, advertisements or personal contact, but without additional compensation, therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder to be presented for action at the annual meeting of shareholders to be held in the year 2024 must be received at the Company's principal executive office no later than December 14, 2023, if it is to be included in the Company’s proxy statement pursuant to Rule 14a-8 of the Securities and Exchange Act. After this date, any proposal to be presented at the annual meeting but not included in the Company’s proxy statement will be considered untimely if not delivered on a date on or before the later of: (1) 60 days prior to the 2023 annual meeting or (2) 10 days after a notice of the meeting is provided to the shareholders. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's Bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company's proxy materials.

Any shareholder nominations for directors for consideration by the Corporate Governance Committee in making its recommendations to the Board of Directors for the 2024 annual meeting of shareholders should be made in writing addressed to the Corporate Governance Committee, attention Corporate Secretary, at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549, by December 23, 2023. It is the Corporate Governance Committee's policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company's Board of Directors. The Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. The Corporate Governance Committee will consider only those director candidates recommended in accordance with the Corporate Governance Committee Shareholder Policies and Procedures, a copy of which can be found at the governance documents section of the Investor Relations page of the Company’s internet website at www.thefirstbank.com. Director nominations, other than those made by or at the direction of the Board of Directors, may be made by any shareholder by delivering written notice to the Secretary of the corporation not less than 60 nor more than 90 days prior to the 2023 meeting (unless the Company provides less than 60 days’ prior notice of the 2023 meeting date, in which case such written notice by a shareholder must be submitted within 10 days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made). The notice of a proposed director nomination must include the information required in the Company’s Bylaws regarding director nominations by shareholders, as well as information that would be required to be disclosed in the solicitation of proxies for the election of directors under federal securities laws, including Rule 14a-19 of the Securities and Exchange Act.

APPENDIX A

PROPOSED AMENDMENT TO

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

THE FIRST BANCSHARES, INC. TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK

Article Five of the Amended and Restated Articles of Incorporation of The First Bancshares, Inc. is hereby amended by deleting the current Article Five and inserting the following Article Five to read in its entirety as follows:

ARTICLE FIVE

CAPITALIZATION

The Corporation shall have the authority, exercisable by its board of directors (the "Board of Directors"), to issue up to 80,000,000 shares of voting common stock, par value $1.00 per share (the "Common Stock").

The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), any part or all of which shares of Preferred Stock may be established and designated from time to time by the Board of Directors by filing an amendment to these Articles of Incorporation, which is effective without shareholder action, in accordance with the appropriate provisions of the Act, and any amendment or supplement thereto (a "Preferred Stock Designation"), in such series and with such preferences, limitations, and relative rights as may be determined by the Board of Directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the shares of Common Stock, without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the Preferred Stock Designation or Preferred Stock Designations establishing the series of Preferred Stock.

Appendix B

PROPOSED AMENDMENT TO
THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
THE FIRST BANCSHARES, INC. TO DECLASIFY THE BOARD OF DIRECTORS

Article Ten of the Amended and Restated Articles of Incorporation of The First Bancshares, Inc. is hereby amended by deleting the current Article Ten and inserting the following Article Ten to read in its entirety as follows:

ARTICLE TEN

DIRECTORS

Until the 2024 annual meeting of shareholders, the Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Commencing with the 2024 annual meeting of shareholders, the Board of Directors shall no longer be divided into three classes and each director shall be elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified or until his or her earlier resignation, removal from office or death.

3. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers 1 Year 2 Years 3 Years Abstain 01 - Ted E. Parker 02 - J. Douglas Seidenburg 03 - Renee Moore 04 - Valencia M. Williamson For Withhold For Withhold For Withhold 1UPX 05 - Jonathan A. Levy Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03SPWC + + A Proposals — The Board Directors recommends a vote FOR all nominees, FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4, 5, and 6. 2. Approval, on an advisory basis, of the compensation of our named executive officers 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card 4. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock 5. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to declassify the Board of Directors 6. Ratification of the appointment of FORVIS, LLP as the independent registered public accounting firm of the Company for the fiscal year 2023 For Against Abstain Online Go to www.investorvote.com/FBMS or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FBMS Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 10:59 p.m. Central Time on May 24, 2023. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FBMS Notice of 2023 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 25, 2023 M. Ray (Hoppy) Cole, Jr., with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of The First Bancshares, Inc. to be held on May 25, 2023 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy will have authority to vote FOR the election of the Board of Directors and FOR Proposal 2, 1 YEAR on Proposal 3, and FOR Proposals 4, 5, and 6. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — The First Bancshares, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.investorvote.com/FBMS The 2023 Annual Meeting of Shareholders of The First Bancshares, Inc. will be held on May 25, 2023 at 4:00 p.m. Central Time virtually via the Internet at www.meetnow.global/MHWMXQH. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.